UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

TrueBlue, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Wednesday, May 13, 2015, 10:00 a.m., Pacific Time

TrueBlue Building, 1015 A Street, Tacoma, Washington 98402

SCHEDULE 14A (RULE 14A-101)

Information required in proxy statement schedule 14a information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[x]	Filed by the Registrant

[ ]	Filed by a Party other than the Registrant

Check the appropriate box:
[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12
TrueBlue, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1	Title of each class of securities to which transaction applies:

2	Aggregate number of securities to which transaction applies:

3	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4	Proposed maximum aggregate value of transaction:

5	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1	Amount previously paid:

2	Form, Schedule or Registration Statement No.:

3	Filing Party:

4	Date Filed:

Page i ● TrueBlue, Inc. ● 2015 Proxy Statement

LETTER TO SHAREHOLDERS

Tacoma, Washington
April 1, 2015

Dear Shareholders:

On behalf of the Board of Directors and management of TrueBlue, Inc., it is a pleasure to invite you to TrueBlue’s 2015 Annual Meeting of Shareholders, to be held at TrueBlue’s corporate headquarters, 1015 A Street, Tacoma, Washington 98402, on Wednesday, May 13, 2015, at 10:00 a.m. (Pacific Daylight Time).

As in prior years, TrueBlue has elected to deliver our proxy materials to the majority of our shareholders over the internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving resources and lowering the cost of delivery. On or about April 1, 2015, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2015 proxy statement and 2014 Annual Report to Shareholders. The Notice also provides instructions on how to vote online, by telephone, or by requesting and returning a proxy card, and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in this Notice of Annual Meeting of Shareholders and Proxy Statement.

I look forward to seeing our shareholders at the Annual Meeting of Shareholders. We will report on TrueBlue’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please vote online, by telephone, or by mail as soon as possible in order to ensure that your vote is counted. If you are a shareholder of record and attend the Annual Meeting of Shareholders you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Joseph P. Sambataro, Jr.

Joseph P. Sambataro, Jr.
Chairman of the Board

Page ii ● TrueBlue, Inc. ● 2015 Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TrueBlue, Inc. 1015 A Street, Tacoma, Washington 98402
April 1, 2015

Notice of Annual Meeting of Shareholders Wednesday, May 13, 2015

The 2015 Annual Meeting of Shareholders of TrueBlue, Inc. (the "Meeting"), will be held at TrueBlue’s corporate headquarters at 1015 A Street, Tacoma, Washington 98402, on Wednesday, May 13, 2015, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

1	To elect the directors named in the accompanying proxy statement to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

2	To approve, by advisory vote, executive compensation; and

3	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2015.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2015: Our proxy statement is attached. Financial and other information concerning the Company is contained in our annual report to shareholders for the 2014 fiscal year. The proxy statement and our 2014 Annual Report to Shareholders are available on our website at www.TrueBlue.com. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our proxy materials and vote your shares at www.proxyvote.com.

Your vote is important. Whether or not you plan to attend the Meeting, you are urged to vote online, by telephone, or by mail, as promptly as possible in order that the presence of a quorum may be assured. The giving of such proxy does not affect your right to revoke it later or, if you are a shareholder of record, vote your shares in person in the event that you should attend the Meeting.

Only shareholders of record at the close of business on March 13, 2015 will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Brokers cannot vote for Items 1 or 2 without a shareholder's instructions on how to vote.

By Order of the Board of Directors,

/s/ James E. Defebaugh

James E. Defebaugh
Secretary

Page iii ● TrueBlue, Inc. ● 2015 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date and Time	May 13, 2015, 10:00 a.m., Pacific Daylight Time

Location	TrueBlue Building Robert J. Sullivan Auditorium 1015 A Street Tacoma, Washington 98402

Record Date	March 13, 2015

Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Vote Right Away

Even if you plan to attend our Meeting, please read this proxy statement with care and vote right away using any of the methods below. In all cases, have your proxy card or voting instructions form in hand and follow the instructions.

Vote using your computer Visit 24/7 www.proxyvote.com

Vote using your tablet or smartphone Scan this QR Code to vote with your mobile device

Vote by telephone Dial toll-free 1-800-690-6903

Vote by requesting and mailing your proxy card Cast your ballot, sign your proxy card, and send by U.S. mail

Voting Matters

Agenda Item		Board Vote Recommendation	Page Reference For More Information
1	Election of directors.	FOR	5
2	Approval, by advisory vote, of the compensation of our named executive officers.	FOR	17
3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2015.	FOR	42

Governance Best Practices

Leadership	Separation of Chairman, lead independent director, and CEO roles since 2008
Independence	All non-executive directors are independent All members of the Governance, Audit, and Compensation committees are independent
Elections	All board members are elected annually Board members must be elected by the majority of votes cast
Evaluations	The full Board of Directors completes annual self-evaluations The Audit, Compensation, and Innovation and Technology committees complete annual self-evaluations
Alignment with Shareholder Interests	All board members have stock ownership guidelines All board members receive annual equity grants

Page iv ● TrueBlue, Inc. ● 2015 Proxy Statement

PROXY SUMMARY

2014 Corporate Financial Highlights

Revenue	Grew to $2.2 billion for 2014, a 30.3% increase over 2013
Net Income	Grew to $65.7 million for 2014, a 46.2% increase over 2013
Diluted Earnings per Share	Increased to $1.59 per share, a 43.2% increase over 2013
Acquisitions	Completed and largely integrated the Company's largest acquisition to date

Compensation Governance Highlights

Shareholder Approval	98.92% of shareholders approved of our executive compensation program in 2014
Compensation Committee	Named executive officer pay overseen and regularly reviewed by the Compensation Committee
Compensation Consultant	Compensation Committee retains external independent compensation consultant
Risk	Compensation programs do not encourage excessive or unnecessary risk-taking

2014 Compensation Best Practices

What We Do	What We Do Not Do
Pay for performance by delivering a significant portion of compensation through performance and equity-based plans	No excessive or guaranteed pay targets
Request annual shareholder advisory say-on-pay vote	No cash bonus paid unless Company is profitable
Target total compensation near the median of relevant peers	No re-pricing of options or equity grants
Maintain meaningful stock ownership guidelines for all NEOs	No pension benefits
Engage an independent compensation consultant	No gross-up of excise taxes or benefits
Retain double trigger change-in-control agreements	No hedging or short sales of Company stock
Conduct an annual risk analysis of compensation programs	No reward for excessive risk-taking
Maintain a clawback policy	No excessive executive perquisites
Minimum vesting period for options and restricted shares	No cash buyouts of underwater options

Page v ● TrueBlue, Inc. ● 2015 Proxy Statement

2015 PROXY STATEMENT — TABLE OF CONTENTS

Page vi ● TrueBlue, Inc. ● 2015 Proxy Statement

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of TrueBlue, Inc. (“TrueBlue,” “Company,” “we,” “us,” or “our”) to be voted at our 2015 Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 13, 2015, at the corporate headquarters of TrueBlue, Inc. at 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof. This proxy statement contains the required information under the rules of the U.S. Securities and Exchange Commission (the "SEC") and is designed to assist you in voting your shares.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders as of the record date will vote on the items of business outlined in the Notice of Annual Meeting of Shareholders (the “Meeting Notice”). In addition, management will report on our business and respond to questions from shareholders.

When is the record date?

The Board has established March 13, 2015, as the record date for the Meeting ("Record Date").

Why did I receive a Notice of Internet Availability or why did I receive this proxy statement and a proxy card?

You received a Notice of Internet Availability or this proxy statement and a proxy card because you owned shares of TrueBlue common stock as of the Record Date of March 13, 2015, and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must be a TrueBlue shareholder as of the Record Date. If on the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Meeting or by proxy.

If on the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, or other agent and not in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available or being forwarded to you by your broker, bank, or other agent ("Agent"). The Agent holding your account is considered to be the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your Agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid legal proxy issued in your name from your Agent.

How many shares of TrueBlue common stock are outstanding?

As of the Record Date, there were 41,731,590 shares of TrueBlue common stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

On what items of business am I voting?

You are being asked to vote on the following items of business:

1	to elect the directors named in the proxy statement to serve until the next Annual Meeting of Shareholders, and until their respective successors are elected and qualified;
2	to approve, by non-binding vote, executive compensation; and
3	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2015.

How do I vote?

If you are a shareholder of record (that is, if your shares are owned in your name and not in “street name”), you may vote:

●	online at www.proxyvote.com;

●	by using your smart phone or tablet to scan the QR Code provided in the proxy statement summary;

●	by telephone toll-free (within the U.S. or Canada) at 1-800-690-6903;

●	by requesting, signing, and returning a proxy card; or

●	by attending the Meeting and voting in person.

If you wish to vote online or by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on Tuesday,

Page 1 ● TrueBlue, Inc. ● 2015 Proxy Statement

GENERAL INFORMATION

May 12, 2015. After that time, online or telephone voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person. Shareholders can vote in person during the Meeting. Shareholders of record will be on a list held by the inspector of election. “Street name” shareholders, also known as beneficial holders, must obtain a proxy from the institution that holds their shares, whether it is their brokerage firm, a bank, or other shareholder of record, and present it to the inspector of elections with their ballot. Shareholders voting online will need to follow the instructions at www.proxyvote.com in order to vote. Voting in person or online by a shareholder will revoke and replace any previous votes submitted by proxy.

In accordance with SEC rules, we are providing all shareholders with their proxy materials online unless a shareholder has affirmatively elected to receive paper materials. You may elect to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability of Proxy Materials ("Proxy Notice").

How are my voting instructions carried out and how does the Board recommend I vote?

When you vote via proxy by properly executing and returning a proxy card or by voting online or by telephone, you appoint the individuals named on the proxy card (your “Proxy”) as your representatives at the Meeting. The Proxy will vote your shares at the Meeting, or at any adjournment of the Meeting, as you have instructed them on the proxy card. We urge you to specify your choices by marking the appropriate boxes on the proxy card, or following the instructions carefully for voting online or by telephone. However, if you return a properly executed proxy card without specific voting instructions, the Proxy will vote your shares: (i) FOR Proposal 1 (for the election of the director nominees named in the proxy statement); (ii) FOR Proposal 2 (for the non-binding advisory approval of executive compensation); and (iii) FOR Proposal 3 (for the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm). With proxy voting, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.

If any nominee for director is unable to serve, or for good cause will not serve, or if an item that is not described in the Meeting Notice properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, your Proxy will vote the shares as recommended by the Board of Directors pursuant to the discretionary authority granted in the proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to cast a vote are present in person, or by proxy, at the Meeting. Proxies received but marked as abstentions and Broker Non-Votes (discussed below) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Your shares will be counted as present at the Meeting if you:

●	vote online or by telephone;

●	properly submit a proxy card by mail (even if you do not provide voting instructions); or

●	attend the Meeting and vote in person.

How many votes are required to approve an item of business?

As described in more detail under “Proposal 1, Election of Directors,” the Company has adopted majority voting procedures for the election of directors in uncontested elections. As this is an uncontested election, each of the nominees for election as directors will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “For” a director’s election exceeds the number of votes cast “Against” that director. There is no cumulative voting for the election of the Company’s directors. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the Meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

Page 2 ● TrueBlue, Inc. ● 2015 Proxy Statement

GENERAL INFORMATION

The proposal to approve, by non-binding vote, executive compensation will be approved under Washington law if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm will be approved under Washington law if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

What if my shares are held by a brokerage firm?

If you are a beneficial owner whose shares are held on record by a broker, you should instruct the broker how to vote your shares. The rules of the New York Stock Exchange (“NYSE”) allow brokerage firms to vote their clients’ shares on routine matters if the clients do not provide voting instructions at least 10 days prior to the shareholder annual meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. However, the other proposals for the election of directors and the advisory approval of executive compensation, are not considered routine matters under NYSE rules. The NYSE rules do not allow brokerage firms to vote their clients’ shares on non-routine matters in the absence of affirmative voting instructions. It should be noted that NYSE rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, it is particularly important that the beneficial owners instruct their brokers how they wish to vote their shares.

If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “Broker Non-Vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting but will not be counted in determining the number of shares voted for or against the non-routine matter.

What effect will Abstentions and Broker Non-Votes have?

Abstentions and Broker Non-Votes will have no practical effect on any of the proposals because abstentions and Broker Non-Votes do not represent votes cast “For” or “Against” the proposals.

What if I change my mind after I submit my proxy?

You may revoke your proxy at any time before your shares are voted by:

●	submitting a later dated proxy prior to the Meeting (by mail, online, or telephone);

●	delivering a written request to return the executed proxy;

●	voting in person at the Meeting; or

●	providing written notice of revocation to the Corporate Secretary of the Company at 1015 A Street, Tacoma, Washington 98402.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days of the Meeting. If final voting results are not available within the four-business-day time frame, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can multiple shareholders sharing the same address request the receipt of only one set of proxy materials and other investor communications?

If you opt to continue to receive paper copies of our proxy materials, you may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use, printing, and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent by notifying our Investor Relations Department at 1015 A Street, Tacoma, Washington 98402. We will start sending you individual copies of proxy materials and other investor communications within 30 days of your revocation.

Can I receive the proxy materials electronically?

Yes. Shareholders who have not affirmatively opted to receive paper proxy materials through the mail will receive a Proxy Notice and may access our proxy materials online. On or about April 1, 2015, we mailed to our shareholders a Proxy Notice directing shareholders to the website where they can access our 2015 proxy statement and fiscal 2014

Page 3 ● TrueBlue, Inc. ● 2015 Proxy Statement

GENERAL INFORMATION

annual report and view instructions on how to vote online or by phone. If you received the Proxy Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Proxy Notice to request that a paper copy be mailed to you.

We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to certain beneficial owners of common stock. We will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Who may solicit proxies?

Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.

Who will count the votes?

Broadridge Investor Services will count the votes and will serve as the independent inspector of election.

Proposals by Shareholders

How can a shareholder submit a proposal to be voted on at the 2016 annual meeting of shareholders?

The Company anticipates that the 2016 annual meeting of shareholders ("2016 Meeting") will be held no later than June 2016. In order for a shareholder proposal to be presented at the Company’s 2016 Meeting and included in the Company’s proxy statement relating to such meeting it must be received by the Company at its executive offices at 1015 A Street, Tacoma, Washington 98402, not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the date of the 2015 Annual Meeting. Please send the proposal to the attention of the Company’s Secretary. A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless: (i) specifically described in the Company’s proxy statement relating to such meeting; (ii) such proposal has been submitted in writing to the Secretary at the above address not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the 2015 Annual Meeting (proposals must be submitted between January 14, 2016, and February 13, 2016); and (iii) such proposal is, under law, an appropriate subject for shareholder action. All shareholder proposals related to the nomination of a director must comply with the provisions set forth below in the section Nominations by Shareholders. Shareholder proposals not related to the nomination of a director, in addition to the information about the proposing shareholder, must set forth:

●	a brief description of the business desired to be brought before the Meeting, the reasons for conducting such business at the Meeting and any material interest of such shareholder in such business; and

●	a description of all agreements, arrangements and understandings, whether direct or indirect, between such shareholder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

Additional Information

Where can I find additional information about TrueBlue?

Our reports on Forms 10-K, 10-Q, 8-K, and other publicly available information should be consulted for other important information about TrueBlue. You can also find additional information about us on our website at www.TrueBlue.com. The principal executive office of the Company and its mailing address is 1015 A Street, Tacoma, Washington 98402. The telephone number for the Company is (253) 383-9101.

Page 4 ● TrueBlue, Inc. ● 2015 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

The Nominees

The Board of Directors has nominated the following persons for election as directors, all of whom are currently directors. The Board of Directors recommends a vote “FOR” each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and information regarding involvement in certain legal or administrative proceedings, if applicable. Each biographic summary is followed by a brief summary of certain experiences, qualifications, attributes or skills that led the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Board to determine that each nominee should serve as a director for the Company. The summaries do not include all of the experiences, qualifications, attributes or skills of the nominees. General information regarding the nomination process is included in the Corporate Governance Section under the “Nominations for Directors” heading.

Colleen B. Brown

Colleen B. Brown, 56, has served as a director of the Company since June 2014. Ms. Brown currently serves as Chairman of the Board of American Apparel where she is part of the Nominating and Governance Committee and the Audit Committee. She also serves on the board of the privately held Port Blakely and the venture-backed technology company DataSphere, Inc. Ms. Brown was previously President and CEO of Fisher Communications, a public multimedia company. She is managing director of PNW Newport Board Group. Ms. Brown has served on the boards of Career Builder and Classified Ventures. Her community activities include the Washington Roundtable and United Way of King County. Ms. Brown is a Henry Crown Fellow at the Aspen Institute.

Ms. Brown has extensive management, operations, and business experience, as well as proven experience serving on the boards of public companies.

Steven C. Cooper

Steven C. Cooper, 52, has served as a director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer. Mr. Cooper is currently a director, and member of the audit committee, of Boise Cascade Company. Mr. Cooper is also a board member of the Washington Roundtable, a nonprofit, public policy organization representing major private sector employers throughout Washington State and a member of the American Cancer Society's CEOs Against Cancer and a chair of the United Way of Pierce County's fundraising committee.

Mr. Cooper has extensive experience in strategic planning, operations, finance, and accounting. Mr. Cooper is the only management member of the Board, thus his participation on the Board fulfills a critical communication and leadership role.

Thomas E. McChesney

Thomas E. McChesney, 68, has served as a director of the Company since 1995. Mr. McChesney currently serves as a Director of ConnectSoft, Inc. and in January 2015 joined the Board of Directors as Chairman of Whitestone Financial Network, Inc. From 2004 to 2009, Mr. McChesney was President of SR Footwear, LLC. From 1998 to 2005, he was Director of Investment Banking with Blackwell Donaldson and Company. Mr. McChesney was previously a Director of Nations Express, Inc.

Mr. McChesney contributes his long experience as a director of the Company, including 14 years as the Chair of our Compensation Committee. He qualifies as an audit committee financial expert and has extensive financial and entrepreneurial experience as an executive and board member in the financial services industry as well as a wide variety of other enterprises.

Page 5 ● TrueBlue, Inc. ● 2015 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Gates McKibbin

Gates McKibbin, 68, has served as a director of the Company since 2001. Since 1996, Ms. McKibbin has been self-employed as a consultant developing comprehensive strategy and leadership programs for large, nationally respected organizations. Prior to 1996, Ms. McKibbin held numerous executive and consulting positions.

Ms. McKibbin has a Ph.D. in organizational theory and research, spends significant time visiting and consulting with management and staff at all levels throughout the Company. She provides the Board with her unique and insightful observations, especially those involving human relations, strategic and organizational change and leadership development.

Jeffrey B. Sakaguchi

Jeffrey B. Sakaguchi, 53, has served as a director of the Company since December 2010. Mr. Sakaguchi serves as the Chairman of the Board of Neah Power Systems, Inc., a publicly-held fuel cell development and manufacturing company. He also serves as a director of Eccentex, Inc., a privately-held early-stage software company. Mr. Sakaguchi is a former chairman of the board of directors for the Los Angeles Region of the American Red Cross, a non-profit humanitarian organization, for which he currently serves as Chair of the Governance & Nominating Committee. Mr. Sakaguchi has also served as a partner of the Technology Solutions Group, a management consulting firm, and as President and Chief Operating Officer of Evolution Robotics Retail, Inc., an early-stage technology company. Prior to these positions, he was a senior partner with Accenture, a global management consulting firm, where he led the North American Energy Strategy Practice. Prior to that, he was a senior engagement manager for McKinsey & Company, a global strategy consulting firm.

Mr. Sakaguchi's experience in a number of leadership roles helps the Company improve performance and build market share. His background and expertise in emerging technology, start-ups, and strategy will provide valuable guidance to the Company's strategy, innovation, and technology efforts. His experience provides a valuable resource to the Company.

Joseph P. Sambataro, Jr.

Joseph P. Sambataro, Jr., 64, has served as a director of the Company since 2000 and as Chairman of the Board since October 2008. Mr. Sambataro served as the Company’s Chief Executive Officer from 2001 until 2006, and served as the Company’s President from 2001 until 2005. Mr. Sambataro joined the Company in 1997 and served as Chief Financial Officer, Executive Vice President, Treasurer, and Assistant Secretary until 2001. Prior to joining the Company, he worked with BDO Seidman, LLP, KPMG Peat Marwick and in senior management of biotechnology firms in Seattle.

Mr. Sambataro’s long and successful tenure as CEO and CFO for the Company during its formative years combined with his effective leadership and coaching skills, financial and accounting expertise and unique ability to develop consensus are among the contributions he makes to the Board and the primary reasons why he serves as our Chairman.

Bonnie W. Soodik

Bonnie W. Soodik, 64, has served as a director of the Company since March 2010. Ms. Soodik’s career spanned 30 years with The Boeing Company, where she most recently served as a Senior Vice President, Office of Internal Governance and as a member of the Boeing Executive Council. Ms. Soodik also served in various vice president roles within Boeing and McDonnell Douglas Corporation, where she began her career in 1977.

Ms. Soodik has experience from a broad number of functions at Boeing, from operations to human resources and has overseen governance, compliance and regulatory affairs. Her experience with such a large organization provides a valuable resource to the Company.

Page 6 ● TrueBlue, Inc. ● 2015 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

William W. Steele

William W. Steele, 78, has served as a director of the Company since August 2001, Chair of the Governance Committee since June 2003, and the lead independent director since October 2008. Mr. Steele is currently a Director, and Chairman of the Corporate Citizen Communication Committee of ABM Industries, a large facilities services contractor traded on the NYSE. In the course of his 43-year career with ABM Industries, Mr. Steele was appointed its President in 1991 and its Chief Executive Officer in 1994, and served in those capacities until his retirement in October of 2000.

Mr. Steele’s long-term operating, executive, strategic and continuing board experience with ABM, a multi-unit service company that shares many attributes with our Company, is invaluable to the Board in its decision-making and leadership processes. As Chair of our Governance Committee and lead independent director, Mr. Steele is a champion of best practices in corporate governance.

Craig E. Tall

Craig E. Tall, 69, has served as a director of the Company since 2006. Mr. Tall is currently a director of Cascadia Capital Corp. Mr. Tall was previously employed by Washington Mutual from 1985 to 2007, was a member of its Executive Committee from 1995 through 2004, and served as its Vice Chair of Corporate Development from 1999 to 2004. Mr. Tall’s management responsibilities included a variety of assignments, such as mergers and acquisitions, commercial banking, consumer finance, managing Washington Mutual’s life insurance company, strategic planning, real estate, special credits and venture capital fund. Before joining Washington Mutual, Mr. Tall was president of Compensation Programs, Inc., a national employee benefits consulting firm.

Mr. Tall’s extensive and high level experience in the financial services industry, as well as his executive and board involvement with numerous other businesses and organizations, enables Mr. Tall to make significant contributions to the Board’s decision-making processes especially in strategic planning and financial matters. The depth and breadth of Mr. Tall’s experience and skills are also evident in the fact that he qualifies as an audit committee financial expert and serves as Chair of our Audit Committee.

Majority Voting

The Company’s directors are elected each year at the Annual Meeting of Shareholders to serve until their successors are elected and qualified, or until they resign, are removed, or are otherwise disqualified to serve. The Company’s Board of Directors currently consists of nine directors.

A nominee for director in an uncontested election who does not receive a majority vote but who was a director at the time of the election shall not be elected, but shall continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.280 of the Washington Business Corporation Act; (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under these circumstances may be filled by the Board of Directors as provided in Article II, Section 2.11 of the Company's bylaws. The Governance Committee will promptly consider whether to fill the position of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the position. The Board of Directors will act on the Governance Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will publicly disclose its decision. Except as provided in the next sentence, a director who fails to receive a majority vote for election will not participate in the Governance Committee's recommendation or Board of Directors decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors: (i) will nominate a slate of nominee directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (ii) may in the interim fill one or more director positions with the same director(s) who will continue in office until their successors are elected.

The Governance Committee and the Board of Directors recommend a vote “FOR” the election of each nominee named above.

Page 7 ● TrueBlue, Inc. ● 2015 Proxy Statement

CORPORATE GOVERNANCE

Leadership Structure

The Company has divided its leadership among three directors:

●	Steven C. Cooper serves as Chief Executive Officer;
●	Joseph P. Sambataro, Jr. serves as Chairman of the Board of Directors; and
●	William W. Steele serves as lead independent director.

The Board has appointed different individuals to fulfill the roles of the Chairman of the Board ("Chairman") and the Chief Executive Officer ("CEO") for over ten years. The Board believes that it is in the best interest of the shareholders and an efficient allocation of the time and responsibilities for Company leadership to separate these roles.

The lead independent director presides at meetings of the Board and the shareholders in the absence of the Chairman and specifically during all executive sessions of the independent directors except where he has a conflict or elects to delegate such responsibility to another independent director. In addition, the lead independent director is responsible for:

●

maintaining effective communication between the independent directors, the Chairman, and the CEO including the right to direct the distribution of information to the independent directors and the calling of special meetings of committees and, if not a member of the committee, participating on a non-voting basis in any such committee meetings;

●	representing the independent directors in meetings and discussions with institutional or other major shareholders or stakeholders;
●	reviewing and approving agendas for and the scheduling of Board, committee, and shareholder meetings; and
●

generally representing the Board during emergency situations and whenever such representation, in his reasonable judgment, is required or the Company will benefit from participation by the lead independent director.

The Chairman generally presides at, and with consultation and input from the CEO and all other directors, proposes the agendas for, meetings of the Board and the shareholders, except in the case of executive sessions of independent directors or where the Chairman has a conflict or elects to delegate such responsibility to another director. The Chairman also meets or confers with the CEO on a regular basis and is responsible for maintaining effective communication between the Board and the CEO.

Director Independence

The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with criteria set forth in the Company's Corporate Governance Guidelines (the "Guidelines"), which include all elements of independence set forth in the NYSE listing standards and related SEC Rules and Regulations. At a regularly scheduled portion of each Board meeting or as part of the Governance Committee meetings, the independent directors meet in executive session without management or any non-independent directors present.

Based on these standards, at its meeting held on March 12-13, 2015, the Governance Committee and the Board determined that each of the following non-employee directors is independent and has no material relationship with the Company, except as a director and shareholder of the Company:

●	Colleen B. Brown	●	Joseph P. Sambataro, Jr.
●	Thomas E. McChesney	●	Bonnie W. Soodik
●	Gates McKibbin	●	William W. Steele
●	Jeffrey B. Sakaguchi	●	Craig E. Tall

Based on the NYSE Rules, the Board determined that Steven C. Cooper is not independent because he is the CEO of the Company.

Risk Assessment

The Company has an Enterprise Risk Management (“ERM”) program. During 2014, risk responsibilities were integrated within the current management structure. Specific risks were assigned to business area experts, and an ERM committee, consisting of senior leaders and executives, which met regularly to discuss the risk environment. The Board is actively involved in oversight of risks that could affect the Company. The Board is assisted in this regard by the Audit Committee, which has responsibility for periodically reviewing the guidelines, policies, and procedures by which the Company assessed and managed its exposure to risk and reviewed the risk exposures and the steps management used to identify, monitor, assess, and respond to such exposures. Both the Audit Committee and the Board discussed specific risks with management throughout the year, as appropriate. The Board believes the administration of this risk oversight function does not negatively affect the Board's leadership structure.

Page 8 ● TrueBlue, Inc. ● 2015 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Corporate Governance Guidelines are available at www.TrueBlue.com by first selecting “Investors,” then “Corporate Governance” and then “Guidelines.” Shareholders may request a free printed copy by contacting TrueBlue, Inc., Investor Relations, 1015 A Street, Tacoma, Washington 98402. The Guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and that the interests of the Board and management align with the interests of the shareholders.

On an annual basis, each director and executive officer is obligated to complete a Director or Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics ("Code of Conduct") is applicable to all directors and employees of the Company. Our Code of Conduct is available at www.True-Blue.com by selecting “Investors,” then “Code of Business Conduct.” Shareholders may also request a free printed copy from: TrueBlue, Inc., Investor Relations, 1015 A Street, Tacoma, Washington 98402.

The Company intends to disclose any amendments to the Code of Conduct (other than technical, administrative, or non-substantive amendments), and any waivers of a provision of the Code of Conduct for directors or executive officers, on the Company's website at www.TrueBlue.com. Information on the Company's website, however, does not form a part of this proxy statement.

Related Person Transactions

The Board has adopted a Related Person Transaction Policy, which is attached as Annex A to the Guidelines that sets forth the policies and procedures for the review and approval or ratification of “Related Person Transaction(s).” A Related Person Transaction is defined to include transactions, arrangements, or relationships in which the Company is a participant, the amount involved exceeds $120,000, and a Related Person has or will have a direct or indirect material interest. “Related Person” is defined to include directors, executive officers, director nominees, beneficial owners of more than 5% of the Company's common stock, and members of their immediate families. A Related Person Transaction must be reported to the Company's General Counsel and reviewed and approved by the Governance Committee. Under certain circumstances, a transaction may be approved by the Chair of the Governance Committee subject to ratification by the full Governance Committee at its next meeting. In determining whether to approve or ratify a Related Person Transaction, the Governance Committee, as appropriate, shall review and consider:

●	the Related Person's interest in the Related Person Transaction;
●	the approximate dollar value of the Related Person Transaction;
●	the approximate dollar value of the Related Person's interest in the Related Person Transaction without regard to the amount of any profit or loss;
●	whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;
●	whether the Related Person Transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to the Company of, the Related Person Transaction; and
●

any other information regarding the Related Person in the context of the proposed Related Person Transaction that would be material to investors in light of the circumstances of the particular transaction.

After reviewing all facts and circumstances, the Governance Committee may approve or ratify the Related Person Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

There were no Related Person Transactions in 2014.

Page 9 ● TrueBlue, Inc. ● 2015 Proxy Statement

CORPORATE GOVERNANCE

Nominations for Directors

Qualifications of Nominees

The Guidelines include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, and experience in industry, finance, administration, and operations) of each candidate and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender, and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability, or any other basis proscribed by law. Service on other boards and other commitments by directors will be considered by the Governance Committee and the Board when reviewing director candidates and in connection with the Board's annual self-assessment process for current members of the Board.

Change in Director’s Principal Business Association

Each time a director's principal occupation or business association changes substantially, the director is required to tender a proposed resignation from the Board to the Chair of the Governance Committee (or, in the case of the Chair of the Governance Committee's occupation or association changing, to the Chairman of the Board and the lead independent director, if one has been elected). The Governance Committee shall review the director's continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

Nominee Identification and Evaluation

The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the need for diversity on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for director which may come to the Governance Committee's attention through current Board members, professional search firms, shareholders, or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

The Governance Committee will consider candidates recommended by shareholders. The Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm provides any materials in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Governance Committee. Other than the verification of compliance with procedures and shareholder status and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee. One or more members of the Governance Committee, and others as appropriate, will interview the prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

Page 10 ● TrueBlue, Inc. ● 2015 Proxy Statement

CORPORATE GOVERNANCE

Nominations by Shareholders

The Governance Committee will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Governance Committee. In accordance with the Company's bylaws, shareholders wishing to nominate a candidate must deliver the name and address of the shareholder as they appear on the Company's books (or if the shareholder holds for the benefit of another, the name and address of such beneficial owner) in a letter addressed to the Chair of the Governance Committee in care of the Company's Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2015 annual meeting (nominations for the 2016 annual meeting must be submitted between January 14, 2016, and February 13, 2016). In addition, the submitting shareholder must provide the following information about said shareholder:

●	the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and/or of record;
●

any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) that is, directly or indirectly, owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

●	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote or has been granted a right to vote any shares of any security of the Company;
●	any short interest in any security of the Company;
●	any rights to dividends on the shares of the Company owned beneficially by the shareholder that are separated or separable from the underlying shares of the Company;
●	any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

●

any performance-related fee (other than an asset-based fee) that the shareholder is entitled to which is based on any increase or decrease in the value of shares of the Company or any Derivative Instruments; and

●	the information called for above for any members of the shareholder's immediate family sharing the same household.

For each person who the shareholder proposes to nominate for election or re-election to the Board of Directors, the shareholder must also provide:

●

all information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

●	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years; and
●

any other material relationships, between or among the shareholder and its respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

Page 11 ● TrueBlue, Inc. ● 2015 Proxy Statement

CORPORATE GOVERNANCE

To be eligible as a nominee for election or re-election as a director of the Company, pursuant to a nomination by a shareholder, a person must deliver (in accordance with the time periods prescribed) to the Secretary at the principal executive office of the Company a written questionnaire (provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

●

in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Company, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and

●	is not and will not become a party to:
>

any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company;

	>	any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law; or
>

any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director questionnaire and provide any follow-up information requested. In addition, the nominee must meet all other requirements contained in the Company's bylaws.

Meetings and Committees of the Board

The Board

Each director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all Board, committee, and shareholders' meetings. The Board met ten times during 2014. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 26, 2014. Directors are expected to attend the annual meetings and special meetings of shareholders, if any. All directors attended the 2014 Annual Meeting of Shareholders on May 14, 2014.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are the Audit Committee, the Compensation Committee, the Innovation and Technology Committee ("I&T Committee") and the Governance Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company's website at www.TrueBlue.com by first selecting “Investors” and then “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows membership during 2014 for each of the standing Board committees.

Membership of Board Committees

Audit	Governance
Craig E. Tall, Chair Gates McKibbin Thomas E. McChesney William W. Steele (from September 2014)	William W. Steele, Chair Colleen B. Brown Thomas E. McChesney Gates McKibbin Jeffrey B. Sakaguchi Bonnie W. Soodik Craig E. Tall
Compensation
Bonnie W. Soodik, Chair Colleen B. Brown (from September 2014) Jeffrey B. Sakaguchi William W. Steele (until September 2014)	Innovation and Technology
Jeffrey B. Sakaguchi, Chair Joseph P. Sambataro Bonnie W. Soodik Craig E. Tall

Page 12 ● TrueBlue, Inc. ● 2015 Proxy Statement

CORPORATE GOVERNANCE

Audit Committee

The Audit Committee met seven times in fiscal 2014. The Audit Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Governance Committee and the Board have determined that all the members of the Audit Committee are “financially literate” pursuant to the NYSE rules. The Board also has determined that Messrs. Tall, Steele, and McChesney are Audit Committee Financial Experts within the meaning stipulated by the SEC. The Board has adopted a charter for the Audit Committee, which is available at www.TrueBlue.com by selecting “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

Compensation Committee

The Compensation Committee met five times in fiscal 2014. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company's website at www.TrueBlue.com by selecting “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it. Additional information regarding the Compensation Committee, and its procedures and processes for the consideration and determination of executive and director compensation are included under the Compensation Discussion and Analysis section of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met four times in fiscal 2014. The Governance Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules. The Board has adopted a charter for the Governance Committee, which is available on the Company's website at www.TrueBlue.com by selecting “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

Innovation and Technology Committee

The Innovation and Technology Committee ("I&T Committee") met four times in fiscal 2014. The Board has adopted a charter for the I&T Committee, which is available on the Company's website at www.TrueBlue.com by selecting “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it. The I&T Committee's primary functions are to oversee the Company's information technology strategy and programs, and to consider emerging innovation and business trends and their alignment with the Company's business strategies and objectives.

Shareholder Communications

Any shareholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-employee directors, may write to: Board of Directors, TrueBlue, Inc. c/o Corporate Secretary, 1015 A Street, Tacoma, Washington 98402. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must indicate whether or not the author is a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director(s). If the Company develops any other procedures, they will be posted on the Company's corporate website at www.TrueBlue.com. Procedures addressing the reporting of other concerns by shareholders, employees, or other third parties are set forth in our Code of Conduct.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers, directors, and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company's securities with the SEC. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it, or representations from certain reporting persons, the Company believes that during 2014 all applicable Section 16(a) filing requirements were met, and that all such filings were timely except for the Form 4s that were filed on July 10, 2014 for the grant of shares to A. Patrick Beharelle and Colleen B. Brown.

Page 13 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION OF DIRECTORS

Annual Retainers

The Chairman of the Board of Directors and the lead independent director each received an annual cash retainer of $75,000. All other non-employee directors received an annual cash retainer of $50,000. The Audit Committee Chair received an additional annual retainer payment of $15,000. All other committee chairs received an additional annual retainer payment of $10,000.

Meeting Fees

Each non-employee director received meeting fees for attendance during each regular or special Board of Directors or committee meeting in accordance with the schedule below.

Meeting	In Person	Telephonic
Board of Directors	$1,500	$750/1,500*
Audit Committee Chair	$1,500	$750
Audit Committee, Member	$1,250	$750
Compensation Committee	$1,250	$750
Chair or Member
Governance Committee	$1,250	$750
Chair or Member
I&T Committee Chair or Member	$1,250	$750
*	Directors are paid $750 for telephonic Board of Director meetings lasting less than two hours. Directors are paid $1,500 for telephonic Board of Director meetings lasting two hours or longer.

Equity Grants

Each non-employee director received an annual grant of unrestricted common stock worth $100,000. The Chairman of the Board of Directors and the lead independent director each received an additional $48,000 grant. The Audit Committee Chair received an additional $35,000 grant while all other committee Chairs received an additional $25,000 grant. In 2014, the Company determined the number of shares of each such annual grant of common stock based on the average closing price of our stock during the 60 trading days prior to the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results, which was $25.23 per share. Non-employee directors appointed during the year are entitled to receive a pro rata grant as follows: 100% if appointed prior to the first quarterly meeting, 75% if appointed prior to the second quarterly meeting, 50% if appointed prior to the third quarterly meeting, and 25% if appointed prior to the last quarterly meeting of the year. The target equity awards received by each non-employee director are set forth in the table below.

Name	Target Equity Award Value
Colleen B. Brown	$ 50,000
Thomas E. McChesney	$100,000
Gates McKibbin	$100,000
Jeffrey B. Sakaguchi	$125,000
Joseph P. Sambataro, Jr.	$148,000
Bonnie W. Soodik	$125,000
William W. Steele	$173,000
Craig E. Tall	$135,000

Page 14 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION OF DIRECTORS

Non-Employee Director Compensation

The following table discloses the cash, equity awards, and other compensation earned by each of the Company’s non-employee directors during the last completed fiscal year.

Name	Fees Earned and Paid in Cash	Stock Award Grant Date Fair Value[1]	Option Awards[2]	Total
Colleen B. Brown	$37,000	$51,774	—	$88,774
Thomas E. McChesney[3]	$80,500	$100,131	—	$180,631
Gates McKibbin[4]	$80,500	$100,131	—	$180,631
Jeffrey B. Sakaguchi	$88,500	$125,138	—	$213,638
Joseph P. Sambataro, Jr.	$102,750	$148,175	—	$250,925
Bonnie W. Soodik	$88,500	$125,138	—	$213,638
William W. Steele	$113,500	$173,208	—	$286,708
Craig E. Tall[5]	$96,750	$81,085	$54,000	$231,835
[1]	This column represents the grant date fair value of shares awarded to each of the non-employee directors in 2014 in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Accounting for Stock Compensation (Topic 718). The amounts are calculated using the closing price of our stock on the grant date, which was $25.26 for all directors except Ms. Brown whose grant date closing stock price was $28.23. For additional information, refer to Note 12 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2014 Form 10-K (listed under Stock-Based Compensation).
[2]	This column represents the grant date fair value of stock options granted to non-employee directors in 2014 in accordance with FASB ASC Topic 718. On the grant date, the Black-Scholes value of these options was $8.31. For additional information, refer to Note 12 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2014 Form 10-K (listed under Stock-Based Compensation).
[3]	Under the Deferred Compensation Plan for Non-Employee Directors, Mr. McChesney elected to defer 100% of his equity retainer in the form of 3,964 shares of Company stock. Delivery of these shares to Mr. McChesney will be made in full ninety days after his separation from the Board of Directors.
[4]	Under the Deferred Compensation Plan for Non-Employee Directors, Ms. McKibbin elected to receive 40% of her equity retainer in 1,586 shares of vested Company stock and to defer 60% of her equity retainer in the form of 2,378 shares of Company stock. Delivery of these shares to Ms. McKibbin will be made in 25% increments starting ninety days after her separation from the Board of Directors, and in three annual installments thereafter.
[5]	These amounts reflect the value of stock and option awards Mr. Tall elected under the Deferred Compensation Plan for Non-Employee Directors. Under this plan, Mr. Tall elected to receive 60% of his equity award value in 3,210 shares of vested Company stock and 40% of his equity award value in the form of 6,498 stock options with an exercise price of $25.26.

Equity Retainer & Deferred Compensation Plan for Non-Employee Directors

Each non-employee director is able to participate in the Equity Retainer and Deferred Compensation Plan for Non-Employee Directors. Under this plan, a director may elect to modify the manner in which he or she receives the annual retainer from the Company. Directors are given the option to make an irrevocable election to convert up to 100% of his or her cash retainer to an equity retainer, and then further elect to receive up to 50% of the equity retainer in the form of stock options, rather than unrestricted common stock. In addition, a director may make an irrevocable election to defer all or part of the stock award of his or her equity retainer to a time after he or she leaves the Board of Directors.

Director Stock Ownership Guidelines

Each director is expected to hold shares of the Company’s common stock having a value of not less than five times the director’s base annual cash retainer. For the purpose of determining compliance, the Company will determine the number of shares required on an annual basis with the value of the shares to be determined on a trailing twelve month average daily stock price. New directors are allowed five years in which to reach the ownership guidelines.

Page 15 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

Compensation Committee Membership and Processes

Compensation for our executives is determined by the Compensation Committee. As discussed under the “Corporate Governance” section, each of the members of the committee satisfies all of the independence requirements of the NYSE. Each member also meets applicable requirements under the regulations issued by the SEC for “Non-Employee Directors” and the Internal Revenue Service for “outside directors.”

The Compensation Committee’s mission, as stated in its charter, is “to further shareholder value by helping to create compensation plans that provide financial incentives to employees for producing results that fairly reward shareholders.”

The Compensation Committee has regularly scheduled in-person meetings each quarter and has additional in-person or telephonic meetings as appropriate. During 2014, the Compensation Committee met five times. The agenda for each meeting is set by the Chair. The Compensation Committee has full authority to directly retain the services of outside counsel and compensation consultants and has done so on a regular basis. Our Chief Executive Officer and other Named Executive Officers (“NEOs”) also attend portions of Committee meetings in order to provide information and help explain data relating to matters under consideration by the Compensation Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions that occur in connection with each meeting. Outside counsel also regularly attends Compensation Committee meetings.

Prior to each regular meeting the Compensation Committee receives and reviews meeting materials including the agenda, minutes from prior meetings, a summary of outstanding equity awards, and other briefing and background materials relating to agenda items. Tally sheets for each of our NEOs are made available to the Compensation Committee for each meeting at which the Compensation Committee considers material changes to existing compensation arrangements or exercises discretion under existing plans. The tally sheets summarize: (i) all material aspects of the executive compensation program for each NEO for the last two full years as well as year-to-date information for the current year including base salary, cash awards under the short-term incentive plan, equity awards (restricted stock and performance share units) under the long-term incentive plan and all other miscellaneous compensation and benefits; (ii) equity ownership information for the last two years and the current year, including current holdings, restricted stock vesting and any other purchases or sales of our stock; and (iii) amounts payable to NEOs in the event of termination under various scenarios, including voluntary and involuntary termination with and without cause or good reason and whether an executive has met equity holding requirements. The regular availability of tally sheets provides the Compensation Committee with up-to-date and relevant information and has enabled the Compensation Committee members to assess the effect of individual decisions and new proposals in the context of the existing programs and prior awards and benefits taken as a whole. No specific changes were made as a result of maintaining the tally sheets but the availability of the information has proven to be a valuable and convenient reference.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors. During 2014, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Company’s Board of Directors.

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board agreed, that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee
Bonnie W. Soodik, Chair
Jeffrey B. Sakaguchi
Colleen B. Brown

Page 16 ● TrueBlue, Inc. ● 2015 Proxy Statement

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

Our Board of Directors has adopted a policy providing for an annual "say-on-pay" advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting of Shareholders:

Resolved, that the shareholders of TrueBlue, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company's Annual Meeting of Shareholders.

This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the feedback received from shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. In addition, the non-binding advisory votes described in this Proposal 2 will not be construed as: (1) overruling any decision by the Company, the Board of Directors, or the Compensation Committee relating to the compensation of the Named Executive Officers, or (2) creating or changing any fiduciary duties or other duties on the part of the Board of Directors, or any committee of the Board of Directors, or the Company.

Our Board of Directors recommends a vote “FOR” the Advisory (Non-Binding) Vote Approving Executive Compensation.

Page 17 ● TrueBlue, Inc. ● 2015 Proxy Statement

EXECUTIVE OFFICERS

The names, ages, and positions of the current executive officers of the Company are listed below, along with their prior business experience. No family relationships exist among any of the directors or executive officers of the Company.

A. Patrick Beharelle, 45, has served as Executive Vice President and Chief Operating Officer, Outsourcing Solutions since June 30, 2014. Prior to this role, he was the Chief Executive Officer of Seaton Corp, a recruiting and outsourcing company that was acquired by TrueBlue in 2014. Seaton's operating brands include PeopleScout, Staff Management | SMX, and Australian-based recruitment processing outsource provider, hrX. Mr. Beharelle has participated in advisory meetings at the White House focused on reducing long-term unemployment. Prior to joining Seaton, Mr. Beharelle held senior level positions at Spherion and Accenture.

Kimberly A. Cannon, 49, has served as the Company’s Executive Vice President, Human Resources, since November 2010. Prior to joining the Company, Ms. Cannon served as Vice President, Human Resources, Talent Management and Reward Systems for T-Mobile USA from 2009 to 2010 and, between 2001 and 2009, held a variety of positions with Washington Mutual Bank, including Senior Vice President of Talent, Organizational Development, Recruiting, and Total Rewards. Before this, Ms. Cannon was employed at Microsoft Corporation in numerous Human Resources roles from 1989 to 2000.

Steven C. Cooper, 52, has served as a director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s executive vice president and chief financial officer. Mr. Cooper is currently a director, and member of the audit committee, of Boise Cascade Company. Mr. Cooper is also a board member of the Washington Roundtable, a nonprofit, public policy organization representing major private sector employers throughout Washington State and a member of the American Cancer Society's CEOs Against Cancer and a chair of the United Way of Pierce County's fundraising committee.

James E. Defebaugh, 60, has served as Executive Vice President, General Counsel and Secretary of the Company since 2006. Mr. Defebaugh joined the company in 2005 and served as Vice President, General Counsel and Secretary of the Company until 2006. Prior to joining the Company, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer (2004-2005), Senior Vice President and Chief Compliance Officer (2002-2004), Vice President and Corporate Secretary (2001-2002), and Vice President, Legal (2001). Mr. Defebaugh also served as Vice President and Chief Compliance Officer of Sears Holdings Corporation

in 2005. Mr. Defebaugh also currently serves on the Board of Trustees for the Museum of Glass, and on the Board of Trustees for Annie Wright Schools, both located in Tacoma, Washington.

Derrek L. Gafford, 44, has served as the Company’s Executive Vice President and Chief Financial Officer since 2006, after serving as Vice President and Chief Financial Officer since 2005 and as the Company’s Vice President of Finance and Accounting beginning in 2004. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002, serving as Vice President and Treasurer. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Market, a grocery retailer, from 2001 to 2002, and held various management positions with Deloitte & Touche LLP, providing professional services, and with Albertsons, Inc., a NYSE-listed retail company.

Wayne W. Larkin, 49, has served as Executive Vice President and Chief Operating Officer, Staffing Solutions since May 2014. Prior to this promotion, Mr. Larkin served as the Executive Vice President of Branch Operations for TrueBlue since 2012 and as President of Labor Ready since May 2008. Prior to this position, he had been the Executive Vice President for Labor Ready since 2007, and the Senior Vice President of Operations for Labor Ready in 2006. Mr. Larkin originally joined the Company in 1996 and was promoted in 1998 to Labor Ready Area Director of Operations. Between 1999 and 2002, Mr. Larkin worked for Staffmark, serving first as a Business Development Manager and then as a General Manager. Mr. Larkin rejoined the Company in 2002. Prior to working for the Company, Mr. Larkin held various management positions with Avis Rent-A-Car. Currently, Mr. Larkin is a board member of the Pierce County YWCA.

Jesus Unzueta, 44, has served as Senior Vice President and Chief Information Officer of the Company since September 2014. Prior to joining the Company, Mr. Unzueta was Senior Vice President and Global Chief Information Officer for Operating Platforms and Client Implementation at SIRVA, a relocation and moving services company. In 2008, Mr. Unzueta founded and held the positions of Chief Information Officer and Chief Operations Officer for PlateTxt, Inc. In 2006, he was Vice President of Operations and Information Technology for Convera, Inc., a vertical search services company. Prior to his work at Convera, Mr. Unzueta was the Senior IT Director for Macromedia, Inc. and a Director of IT Operations at Peregrine Systems, Inc. Mr. Unzueta was also the recipient of a 2014 InfoWorld “Technology Leadership Award” for technology creation and advancement. Mr. Unzueta is a former member of the United States Marine Corps.

Page 18 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

TrueBlue achieved outstanding results in 2014 under the leadership of our experienced and disciplined management team. This team maintained a strong platform for the core business and demonstrated the flexibility to identify and capitalize on new market opportunities. During 2014:

●	Annual revenue grew to a new record of $2.2 billion, an increase of 30.3% when compared to $1.7 billion for 2013;

●	Net income grew to $65.7 million, an increase of 46.2% when compared to $44.9 million for 2013;

●	Net income per diluted share grew to $1.59, an increase of 43.2% compared to $1.11 for 2013.

The revenue increases were primarily due to the acquisition of Staffing Solutions Holdings, Inc. ("Seaton"), which we completed effective June 30, 2014. The acquisition of Seaton added new industry-leading service lines in recruitment process outsourcing, managed service provider solutions, and on-premises staffing. Combined with our specialized staffing service lines, we now offer more solutions to meet our customers’ increasingly complex talent needs.

Our management team, which is led by the Named Executive Officers ("NEOs"), was critical to our success. In 2014, our NEOs were:

●	Steven C. Cooper, President and Chief Executive Officer;

●	Derrek L. Gafford, Executive Vice President and Chief Financial Officer;

●	A. Patrick Beharelle, Executive Vice President and Chief Operating Officer, Outsourcing Solutions;

●	Kimberly A. Cannon, Executive Vice President Human Resources;

●	James E. Defebaugh, Executive Vice President, General Counsel and Secretary; and

●	Wayne W. Larkin, Executive Vice President and Chief Operating Officer, Staffing Solutions.

Mr. Beharelle joined TrueBlue effective June 30, 2014 upon the close of the acquisition of Seaton where he had been Chief Executive Officer. Mr. Beharelle joined TrueBlue in the role of Executive Vice President and Chief Operating Officer, Outsourcing Solutions.

Pay-for-Performance Alignment

Our executive compensation program was designed by the Compensation Committee to ensure that the interests of the Company’s management team are appropriately aligned with those of its shareholders by rewarding performance that meets and exceeds business and individual goals. Key pay-for-performance features of our 2014 compensation program included:

We continued the emphasis on performance-based equity for the management team. In 2014, we continued the balancing of our equity award mix to emphasize performance-based equity, which was tied to long-term company profitability and revenue growth. At target, annual equity grant values are split evenly between performance share units (50%) and restricted stock grants (50%).

A significant portion of our NEOs' total direct compensation package is performance-based. Mr. Cooper’s short-term incentive and performance share unit awards, which were 50% of his annual target compensation, were performance based and at-risk. The other NEOs' short-term incentive and performance share unit awards, which were approximately 39% of their targeted annual total direct compensation was performance-based and at-risk.

Performance metrics used in incentive plans are linked to the Company’s strategic business plan. The financial measures under the 2014 incentive award programs were linked directly to the annual and long-term strategic business plans reviewed and approved by the Board of Directors. Further, if minimum financial goals under the short-term incentive plan and the performance share unit awards under the long-term incentive program had not been met, no payouts would be made under these awards.

Overall performance relative to goals was reflected in awards earned under the long- and short-term incentive plans. Company adjusted EBITDA performance (discussed in more detail below) performed close to target for the 2012-2014 performance period, resulting in a payout of the 2012 performance share unit grant at 98.17% of the target. Company adjusted EBITDA performance significantly exceeded short-term incentive plan EBITDA goals for 2014, resulting in the maximum bonus awarded under the Company component. Individual performance, however, resulted in lower than target individual performance scores for all eligible NEOs, resulting in short-term incentive payouts that exceeded the target but were below maximum potential.

Page 19 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

We Are Committed to Strong Governance and Best Pay Practices

Our executive compensation philosophy is reflected in the programs and practices we embrace and how they align with shareholders’ long-term interests. Below is a summary of these programs and practices.

What We Do
Pay for performance by delivering a significant portion of compensation through performance and equity-based plan
Request annual shareholder advisory say-on-pay vote
Target total compensation near the median of relevant peers
Maintain meaningful stock ownership guidelines for all NEOs
Engage an independent compensation consultant
Retain double trigger change-in-control agreements
Conduct an annual risk analysis of compensation programs
Maintain a clawback policy
Minimum vesting period for options and restricted shares
What We Do Not Do
No excessive or guaranteed pay targets
No cash bonus paid unless Company is profitable
No re-pricing of options or equity grants
No pension benefits
No gross-up excise taxes or benefits
No hedging or short sales of Company stock
No reward for excessive risk-taking
No excessive executive perquisites
No cash buyouts of underwater options

We Consider Shareholder Feedback

The Company gives shareholders an annual “say on pay” advisory vote on its executive compensation program.

At our 2014 Annual Meeting of Shareholders, shareholders expressed substantial support for the compensation of our NEOs, with 98.92% of the votes cast for approval of the “say on pay” advisory vote. The Compensation Committee evaluated the results of the 2014 advisory vote in evaluating the Company's executive compensation programs. The Compensation Committee also considered many other factors as discussed in this Compensation Discussion and Analysis, including the Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluation of our programs by external consultants, and review of pay data of a relevant group of peers. Each of these factors was evaluated in the context of the Committee's fiduciary duty to act in shareholders' best interest and bore on the Committee's decisions regarding our NEOs' compensation. The Committee did not make any changes to our executive compensation program and policies as a result of the 2014 “say on pay” advisory vote.

We Effectively Manage Risk

As part of its oversight of our compensation programs, the Committee regularly reviews our various compensation plans, and has concluded they do not create risks reasonably likely to have a material adverse effect on the Company and they encourage appropriate, but not excessive, levels of risk-taking.

The short-term incentive plan focused on multiple goals such as resource management, leadership development, change management, and company profitability, and provided relatively moderate awards for achieving these goals. As discussed above, a significant portion of compensation for the NEOs was received under the Long-Term Executive Equity Incentive Plan, which included vesting and performance requirements and provided meaningful shareholder value primarily in the form of sustained long-term growth of our common stock.

Page 20 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Committee believes the following features of our 2014 compensation program, as described in greater detail throughout this document, served to mitigate excessive or unnecessary risk-taking:

●	short- and long-term incentives included financial and non-financial metrics or objectives that required substantial performance on a broad range of material initiatives and/or sustained financial performance and growth;

●	the maximum amount of annual cash bonus that could be earned was capped;
●	a substantial portion of the total compensation for NEOs was delivered via equity awards that included a mix of restricted stock that vests over three years and performance share units that vest based on meeting certain performance targets and that encourage retention and sustained performance over time;

●	stock ownership guidelines for the NEOs and insider trading and anti-hedging policies for NEOs and directors; and

●	a clawback policy.

Each Component of Compensation Has Its Purpose

Our compensation program is made up of several components as summarized below. Each has a specific purpose and contributes to a well-balanced, competitive program.

Element	Purpose
Base Salary	An annually fixed level of pay that reflects the role, scope, and complexity of each NEO's position relative to other NEOs.
Cash Bonus	Performance-based compensation payable only upon our achievement of annual Company performance measures and the NEO's achievement of specific individual objectives that are aligned with the business strategy and shareholders' interests.
Restricted Shares	Retention-based compensation time-vested ratably, typically over three years.
Performance Share Units	Performance-based compensation that delivers shares of our stock only if the Company meets certain performance measures over a multi-year period.

The 2014 NEO total compensation program incorporated the elements described above in a manner that emphasized pay for performance in both short- and long-term incentive elements. The charts below reflect the percentages of our 2014 CEO and other NEO (excluding Mr. Beharelle) compensation program that represent base salary (Base Salary), short-term bonus target (STI Target), performance share unit target (PSU Target), and restricted share awards (RSA).

Base Salary
STI Target
PSU Target
RSA
Aligned with Shareholders
At Risk

CEO Compensation	Non-CEO NEO Total Compensation[1]

[1]	The total percentage in the chart above does not equal to 100% because of rounding.

Page 21 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Peer and External Market Data is Considered in Setting NEO Pay Targets

The market analysis completed by Mercer (US) Inc. ("Mercer") in 2013 contributed to the changes in the compensation target values, effective January 2014. To establish the 2014 compensation program, at its September 2013 meeting, the Committee received a summary from Mercer of external peer group pay practices relating to base salaries, actual and target short-term incentives, long-term incentives, and total compensation. The summary was based on information compiled from both peer group proxy data and published salary surveys compiled by Mercer. The companies in the peer group were selected because they were engaged in staffing or were in industries that operate multi-unit branches on a national basis.

The selected peer group:

AMN Healthcare Services, Inc.
CDI Corp
G&K Services, Inc.
Healthcare Services Group, Inc.
Hudson Global, Inc.
H&E Equipment Services, Inc.
Insperity, Inc.
Kforce, Inc.
On Assignment, Inc.
Resources Connection, Inc.
Robert Half International, Inc.
Team Health, Inc.
Unifirst Corp International, Inc.

The data from this peer group was combined with national published surveys compiled by Mercer (Mercer: US Global Premium Executive Remuneration Suite — January 2013 Release) and Towers Watson Data Services (Survey Report on Top Management Compensation).

In 2013, the Mercer compensation review found the following with respect to Company's executive compensation:

●	current base salary and total target cash compensation were generally below the market 50th percentile for our CEO and most other NEOs with variability by position;

●	short-term cash incentive targets were slightly above the 50th percentile for our CEO, and below the market 50th percentile for all other NEOs with variability by position; and
●	target long-term equity incentive grant value was below the market 25th percentile for our CEO and below the 50th percentile for most other NEOs with variability by position.

The Company strives for total compensation to approximate the 50th percentile of the market, and recognized that compensation, on average or by particular element, was below this level for all NEOs with the exception of Ms. Cannon. In response, in 2014, the Committee increased compensation targets for Messrs Cooper, Gafford, and Larkin to more closely approximate a target pay position that was more in line with this objective.

2014 NEO Compensation

In reviewing the objectives of the compensation program, the Committee approved the following 2014 NEO base salaries effective January 2014. Salary increases reflect both market and individual responsibilities and vary by executive.

Base Salaries

NEO	2013 Base Salary	2014 Base Salary	% Change
Steven C. Cooper	$600,000	$650,000	8.3%
A. Patrick Beharelle*	—	$425,000	n/a
		(7/2014)
Kimberly A. Cannon	$300,000	$310,000	3.3%
James E. Defebaugh	$310,000	$325,000	4.8%
Derrek L. Gafford	$350,000	$400,000	14.3%
Wayne W. Larkin**	$330,000	$375,000	13.6%
		$425,000	13.3%
	(after 5/2014)
*	Mr. Beharelle’s salary was established at time of the Seaton acquisition.
**	In May 2014, Mr. Larkin was promoted to Executive Vice President and Chief Operating Officer, Staffing Solutions and in recognition of the increased scope and market value of his role, his salary was increased an additional 13.3% to $425,000.

Page 22 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Short-term Incentive Plan for All NEOs except Mr. Beharelle

The short-term incentive bonus for 2014 measured and rewarded performance against two components: Company and individual performance. At target, the components were equally weighted. At the end of the performance period, both components were calculated separately and added together to determine the total bonus awarded. The short-term incentive bonus was completely at-risk and no short-term incentive bonuses could be earned unless the Company was profitable after taking into account payment of all management bonuses.

Component	CEO	Other NEOs
Component #1 —	Individual performance goals are	Individual performance goals align the
Individual Performance	reviewed by the Governance Committee	NEOs’ focus on the management of critical
	and approved by the Board at the	matters for which they have both direct
	beginning of the fiscal year.	and shared responsibility.
These goals are established by the CEO
and approved by the Committee at the
beginning of the fiscal year.
Component #2 —	The Company performance goal for 2014	The Company performance goal for 2014
Company Performance	was based on the growth of adjusted	was based on the growth of adjusted
	EBITDA.	EBITDA.

The following table shows the two performance components (individual and Company) of the short-term incentive for 2014 and the potential award as a percentage of base salary payable for each component. Consistent with the objective that potential compensation reflect the role and responsibilities of each NEO, the short-term incentive potential varies by executive to reflect the individual’s market value or role within TrueBlue.

	Component #1 — Individual Performance Award as % of Base	Component #2 — Company Performance (adjusted EBITDA growth) Award as % of Base
NEO		Threshold (10% Growth)	Target (20% Growth)	Maximum (30% Growth)
Steven C. Cooper	Up to 50%	25%	50%	100%
Kimberly A. Cannon	Up to 20%	10%	20%	40%
James E. Defebaugh	Up to 20%	10%	20%	40%
Derrek L. Gafford	Up to 25%	10%	25%	50%
Wayne W. Larkin	Up to 25%	10%	25%	50%

COMPONENT #1 — 2014 INDIVIDUAL PERFORMANCE

The Chief Executive Officer's individual performance bonus for 2014 was based on specific performance goals involving areas of responsibility including growth, communications, strategy development, and leadership development.

At the end of the year, the Governance Committee discussed each performance area, the CEO's self-evaluation, and the evaluations of the CEO by each of the independent directors. The Governance Committee noted the Company's strong performance under the CEO's leadership. The Governance Committee concluded that, based on all the facts and circumstances, the CEO performed at a level that entitled him to receive 90% of his individual bonus, which was equal to 45% of his base salary.

Page 23 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The individual performance goals for all other NEOs were focused on the following categories: growth, strategy development, leadership development, resource management, and communications.

Based on the Chief Executive Officer's recommendation, as reviewed and approved by the Committee, Messrs. Defebaugh, Gafford, Larkin, and Ms. Cannon each received 75% of his or her individual bonus opportunity, which was equal to 19% of base salary for Messes. Gafford and Larkin and 15% of base salary for Mr. Defebaugh and Ms. Cannon.

COMPONENT #2 — 2014 COMPANY PERFORMANCE

The Committee determined Company performance for the 2014 short-term incentives based on the year-over-year growth in adjusted EBITDA. The Committee used adjusted EBITDA because it is a key measure of profitability aligned to growing long-term shareholder value. EBITDA is a non-GAAP financial measure equal to the Company's net income, excluding interest, taxes, depreciation and amortization. For purposes of the 2014 short-term incentive program, the Committee further excluded from EBITDA certain non-recurring costs related to the purchase, integration, reorganization, and shutdown activities of acquisitions and the third-party processing fees associated with securing Work Opportunity Tax Credits incurred during 2014. The adjusted EBITDA calculation that we use for compensation purposes differs from the adjusted EBITDA that we have used in our earnings releases and investor presentations in that it also excludes the third-party processing fees associated with securing Work Opportunity Tax Credits. The Committee felt that excluding those non-recurring items in assessing management performance more closely aligned management incentives with shareholder interests. Adjusted EBITDA growth, on that basis, equaled 36.6%, which earned maximum payout of the target Company performance incentive.

The following table shows the total short-term incentive bonus amounts for 2014 paid to each of the NEOs:

					2014 Actual Short-Term Award
	Maximum Bonus Opportunity as a % of Base Pay				Component #1 — Individual Performance		Component #2 — Company Performance
NEO	Base Salary	Individual	Corporate	Total	Individual Award % of Base Pay	Individual Performance Bonus $	Company Performance Award % of Base Pay	Company Performance Bonus $	Total Short- Term Award as a % of Base Pay	Total Short-Term Award $
Steven C. Cooper	$650,000	50%	100%	150%	45%	$292,500	100%	$650,000	145%	$942,500
Kimberly A. Cannon	$310,000	20%	40%	60%	15%	$46,500	40%	$124,000	55%	$170,500
James E. Defebaugh	$325,000	20%	40%	60%	15%	$48,750	40%	$130,000	55%	$178,750
Derrek L. Gafford	$400,000	25%	50%	75%	19%	$75,000	50%	$200,000	69%	$275,000
Wayne W. Larkin	$425,000	25%	50%	75%	19%	$79,688	50%	$212,500	69%	$292,188

Short-term Incentive Plan for Mr. Beharelle

Mr. Beharelle’s bonus structure is consistent with the Seaton bonus plan that was in place at the time of acquisition. It was decided at the time of the transaction that the most effective course of action for our shareholders was to continue Mr. Beharelle’s focus on the legacy Seaton business plan and to tie his incentive reward to existing Seaton adjusted EBITDA growth targets. Similar to the Company adjusted EBITDA performance measure used for our other NEOs, for Mr. Beharelle's short-term incentive award, the Committee utilized adjusted EBITDA for Seaton and its subsidiaries, and further excluded from EBITDA certain non-recurring items. Mr. Beharelle received 100% of his 2014 target short-term incentive of $212,500 in reward for the legacy Seaton business' achievement of target adjusted EBITDA growth.

Transition Bonus Opportunity for Mr. Beharelle

Under the terms of his employment agreement, Mr. Beharelle is eligible to receive up to an aggregate of $200,000 in transition bonus subject to attainment of revenue, profitability, and leadership retention objectives in the legacy Seaton business. Fifty percent, or up to $100,000, of the bonus was payable upon the completion of each fiscal year 2014 and 2015. The intent of this incentive is to maintain continuity of business operations during the critical 18-month transition period after the acquisition date. Mr. Beharelle earned $91,400 of a possible $100,000 during 2014.

Long-Term Equity Compensation Incentives

The Long-Term Executive Equity Incentive Plan was designed to align the interests of the NEOs with those of the

Page 24 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

shareholders. The combination of vesting requirements and stock ownership guidelines are intended to promote retention and a long-term commitment to the Company. As in previous years, the 2014 annual equity awards for NEOs were comprised of a combination of restricted shares and performance share units. The Committee chose these two equity vehicles after considering other vehicles, including stock options.

The Committee reaffirmed its conclusion that performance share units more directly link pay to specific long-term performance goals than stock options and restricted stock by putting pay at risk. The allocation of performance share units and restricted share grants provides an appropriate balance between long-term performance incentives and retention goals.

Target equity awards for Messrs. Cooper and Gafford increased by 20% and 33%, respectively, over 2013 levels. This increase furthered our objective of differentiating the contributions of various NEO roles and reducing the pay gap between our NEOs and the market 50th percentile of our peer group's target equity awards.

The following table shows the total target awards as a percentage of base salary and the mix between restricted stock and performance shares for our CEO and each of the other NEOs. Mr. Beharelle was not an employee of TrueBlue at the time of the annual equity awards, therefore no awards are reflected in the table below. Information summarizing his equity award at the time of the transaction is described in the next section.

NEO	Total Equity as a % of Base Salary	Restricted Shares as a % of Base Salary	Performance Share Units as a % of Base Salary
Steven C. Cooper	200%	100%	100%
Kimberly A. Cannon	80%	40%	40%
James E. Defebaugh	80%	40%	40%
Derrek L. Gafford	120%	60%	60%
Wayne W. Larkin	100%	50%	50%

RESTRICTED SHARES

The number of shares awarded was calculated by dividing the target dollar value of the award by the average closing price of the Company's stock during the 60 trading days preceding the grant date. The grant date was the second trading day after the announcement of fourth quarter and year-end results, which for the 2014 grant was February 7, 2014. One-third of the annual restricted shares vests each year on the anniversary date of the award.

2014 AWARD OF PERFORMANCE SHARE UNITS

The target number of performance share units awarded was calculated by dividing the target dollar value of the award by 80% of average closing price of the Company's stock during the 60 trading days preceding the grant date. This 20% discount was recommended by Mercer to take into account the contingent nature of the units and risk of forfeiture. Performance share units will vest and be converted into our common stock only if certain cumulative growth rates (profitability and revenue) are met at the completion of the three-year performance period.

The Committee established and the Board approved threshold, target, and maximum vesting rates according to potential growth results for the Company as set forth in the table below. Award levels will be interpolated between levels beginning at the 50% threshold level up to the maximum level. The performance share unit award is completely at-risk, and no performance share units will vest at any level unless the threshold adjusted EBITDA growth target is met and the Company's total cumulative revenue at the end of the three-year period exceeds three times 2013 revenue plus 10 percent of 2013 revenue. For purposes of these awards, the Committee may adjust EBITDA for certain non-recurring expenses, such as acquisition costs, to better assess management performance on core operating results over the performance period.

The Committee believes the achievement of sustained adjusted EBITDA growth, together with the revenue growth threshold required by the performance share award, will be of substantial benefit to the shareholders. If the 10 percent revenue growth threshold is met, the number of performance share units earned at the end of the three-year award period will be determined by the cumulative growth in adjusted EBITDA during the performance period as illustrated by the table below:

3-Year Cumulative Annual EBITDA Growth		% of Target Shares Awarded
Maximum	30%	150%
Target	20%	100%
Threshold	10%	50%

Example: If the three-year adjusted EBITDA growth is 20%, NEOs will receive 100% of their target performance share units. A three-year 30% cumulative growth in adjusted EBITDA will earn an award of 150% of the target performance share units.

Page 25 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

2012 PERFORMANCE SHARE UNIT AWARD PAYMENT
DETERMINATION (2012-2014 PERFORMANCE PERIOD)

In 2012, Messrs. Cooper, Defebaugh, Gafford, Larkin, and Ms. Cannon were awarded target performance shares as a component of their total long-term equity award. This 2012 award was received by the NEOs after the final determination and release of the Company's 2014 performance at the end of the applicable three-year performance period. For the 2014 performance year, the Compensation Committee considered adjusted EBITDA. For this purpose, the Committee adjusted EBITDA to exclude non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions and the third-party processing fees associated with securing Work Opportunity Tax Credits. The actual number of shares to be awarded depended upon achievement of certain financial metrics during the three-year performance cycle, as set forth in the table below:

Three-Year Cumulative Annual EBITDA Growth		% of Target Shares Awarded
Maximum	40%	150%
Target	20%	100%
Threshold	10%	50%

During this three-year period, the Company realized $279 million in adjusted EBITDA, equating to cumulative annual 19.6% growth, and therefore achieving a payout of 98% of target shares under the plan.

Actual shares granted to each NEO under the 2012 Performance Share Unit award are summarized below.

NEO	Target Shares	Actual Shares Awarded
Steven C. Cooper	64,969	63,782
Kimberly A. Cannon	10,395	10,205
James E. Defebaugh	10,742	10,546
Derrek L. Gafford	18,191	17,859
Wayne W. Larkin	17,152	16,839

Promotional Equity Award for Mr. Larkin

In May 2014, Mr. Larkin was promoted to Executive Vice President and Chief Operating Officer, Staffing Solutions. In recognition of the increased job scope and market value of his role, he received a restricted stock award with a value of $170,000. This award represents 40% of new base salary of $425,000, per common company practice. These shares were granted on the first trading day in June in accordance with the process noted above for annual grants. The award vests ratably over four years.

Long-term Incentives for Mr. Beharelle

When hired by the Company after the closing of the Seaton transaction, Mr. Beharelle received a one-time award of restricted shares having a value of 240% of base salary or $1,020,000. Shares were granted on July 1, 2014 and vest ratably over three years according to the terms of the award agreement. Mr. Beharelle was not eligible for the standard NEO annual grant in February 2015.

The Compensation Committee Oversees NEO Compensation

The Committee oversees, regularly reviews, and approves compensation programs for our NEOs. The Committee reviews and approves corporate goals and objectives relevant to the compensation plans applicable to the NEOs, and together with the Governance Committee, evaluates the performance of the CEO in light of the corporate goals and objectives established for him.

In making compensation recommendations to the Board, the Committee considers its compensation objectives, compensation practices of our peers, the roles and responsibilities of each NEO, and internal pay equity. The Committee seeks to align compensation with our current and long-term business strategy and goals. There is no formal weighting of any of these factors; the Committee uses its informed judgment in determining pay targets and amounts. The Committee reviews and discusses annual pay elements (base salary, bonus targets, and equity awards) each year. It evaluates other programs as needed based on changes in compensation objectives, alignment with overall Company direction and business strategy, competitive trends, accounting rules, and changes in tax and other laws and regulations. Based on a review of these factors and the Committee's recommendations, the Board has approved our executive compensation programs.

The Committee Retains Its Own Independent Compensation Consultant

The Committee retains its own external independent compensation consultant, Mercer (US) Inc. (“Mercer”), to provide an in-depth external review of its executive compensation programs every two years based on peer group benchmarking. Mercer attends key meetings of the Committee and is available to the Committee as necessary.

In 2013 and 2014, the Committee reaffirmed its consulting relationship with Mercer through a selection process that included the evaluation of other independent compensation consultants. At the time, and on an annual basis,

Page 26 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

the Committee evaluates the independence of Mercer to ensure that no conflicts of interest of any kind exist between Mercer and the Company, including personal or business relationships between Mercer and the Company, Company directors, or Company executive officers, Company stock ownership by Mercer, or engagement of Mercer by the Company for other material services. However, the Company's Executive Vice President Human Resources may engage Mercer, on occasion, to provide compensation market expertise for non-NEO positions.

Information provided by Mercer is considered by the Committee but does not directly determine any of our actual compensation arrangements. The Committee applies its informed judgment when establishing the compensation elements, targets, and final awards.

Our Compensation Programs Are Carefully Designed to Support Specific Objectives

In making compensation recommendations to the Board, the Committee considers its compensation objectives, including structuring compensation programs that demonstrate our commitment to pay for performance in both short- and long-term incentive elements, the compensation practices of our peers, the roles and responsibilities of each NEO, and internal pay equity. The Committee designs our executive compensation programs with the goal of achieving the following objectives:

●	align, focus, attract, and retain the key executive talent needed to achieve our long-term business strategies;
●	provide a significant portion of each NEO's annual compensation based on both Company and individual performance;
●	establish performance targets for incentive compensation that align with both our annual and long-term business strategies;
●	reflect the role, scope, and complexity of each NEO's position relative to other NEOs;
●	balance the need to be competitive with our industry peers with our commitment to control costs;
●	focus on performance and align NEOs’ interests with both short- and long-term business objectives;
●	motivate NEOs to create long-term shareholder value;
●	target total compensation near the median of our peers; and
●	provide strong incentives for NEOs to join and remain at TrueBlue.

We Have a Clawback Policy

Our clawback policy applies to all current and former NEOs and certain other executives (including the Chief Accounting Officer) who receive incentive-based compensation. Under the policy, the Company may seek to recover the incentive compensation awarded or paid where: (a) the incentive compensation was calculated based wholly or in part upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) in the Committee's view the executive engaged in fraud or illegal conduct that materially contributed to or caused the restatement, and (c) a lower payment would have been made to the executive based upon the restated financial results. The Committee retains discretion regarding the application of the policy and may determine not to seek recovery from an executive if it determines that to do so would be unreasonable or that it is not in the best interest of the Company and its shareholders.

We Expect Our NEOs to Maintain Significant Stock Ownership

The Committee adopted the following stock ownership guidelines applicable to the NEOs based on a multiple of base salary:

Stock Ownership Guidelines Multiple of Base Salary		Status
Chief Executive Officer	3x	Achieved by CEO
Other NEOs	2x	Achieved by all
other NEOs

NEOs are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The guidelines may be satisfied by shares owned outright (regardless of whether acquired through a Company plan or other acquisition), unvested restricted shares or shares held in the NEO's account under our employee stock purchase or 401(k) plans. Unvested performance share units may not be used to satisfy the stock ownership guidelines. Compliance with the guidelines is reviewed on an ongoing basis. NEOs who have not satisfied the applicable guideline after becoming subject to them are encouraged to retain 50% of the net amount of their shares (after applicable taxes) on each vesting date for their restricted stock awards. All NEOs have achieved their respective stock ownership level.

Page 27 ● TrueBlue, Inc. ● 2015 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Changes to our 2005 Long-Term Equity Plan

In early 2015, the Compensation Committee adopted several modifications to the Company’s Amended and Restated Long-Term Equity Plan. These changes included a prohibition against re-pricing or the cash buy-out of underwater stock options. The Committee also adopted a one-year minimum vesting period for stock options, stock appreciation rights, and restricted stock awards.

We Maintain a Strict Insider Trading Policy

Under the Company's Insider Trading Policy, all directors and NEOs are prohibited from hedging the economic interest in our securities that they hold. In addition, we prohibit Company personnel, including the NEOs, from engaging in any short-term, speculative securities transactions, including purchasing Company securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company).

We Maintain Conservative Employment Agreements for Our NEOs

The Company has entered into employment agreements with each of the NEOs, under which each NEO may be entitled to payments upon termination of employment under the circumstances described below under “Potential Payments to Named Executive Officers upon Termination or Change-in-Control.” The Committee believes that the termination payments under the employment agreements are necessary to attract and retain high caliber executives in a competitive labor market, and to motivate them to contribute to our short- and long-term success for the benefit of our shareholders. The Committee designed the termination payments, which are competitive with our compensation peer group and general industry practices, to achieve a balance between these objectives and the potential impact on shareholders. The major provisions intended to achieve this balance generally include the following:

●

The termination benefits are payable only if the executive's employment is terminated without cause or if the executive terminates his or her employment with good reason other than death or disability.

●

Cash severance payments are limited to separation payments at a rate equal to the executive's base salary for 18 months for Mr. Cooper and 12 months for the other NEOs. In addition, under their employment agreement or plan document, the NEOs would receive a prorated short-term incentive bonus subject to the performance conditions set by the Board.
●

Mr. Cooper's employment agreement provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code by reason of his vesting of the unvested equity awards, the amount of such payments will be reduced or, alternatively, the provisions of the employment agreement will not act to vest his unvested equity incentive awards, so that no such payments will constitute excess parachute payments.

●

The separation benefits are conditioned upon the execution by the executives of a release of claims against the Company, and continued compliance with non-competition and other covenants made by the executive.

Our Change-in-Control Agreements Protect Shareholder Interests

The Company has entered into change-in-control agreements with certain executive officers, including all NEOs, which were approved by all the independent directors. These agreements are described in greater detail under “Potential Payments to Named Executive Officers upon Termination or Change-in-Control” below. The change-in-control agreements are intended to protect the interests of our shareholders by providing short-term security for the executives in the event management and the Board are presented with a business combination or other opportunity that is determined to be in the best interest of our shareholders. The Committee designed the change-in-control agreements to achieve a balance between the benefits of providing executives with security and the potential impact on the shareholders. The major provisions intended to achieve this balance include:

●	The change-in-control agreements require a “double trigger,” i.e., both a change-in-control and either a termination without cause by the Company or a termination for good reason by the executive.
●

The basic benefit is limited to an amount equal to two times (three times in the case of the Chief Executive Officer) the sum of (i) the executive's annual base salary rate in effect for the year in which the termination date occurs and (ii) the executive's short-term incentive target award, in addition to the immediate vesting of outstanding, unvested equity awards.

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COMPENSATION DISCUSSION & ANALYSIS

●	The effective cost is further controlled by a “modified cap” which provides that if the “parachute” amount payable would trigger an excise tax under Section 4999 of the Internal Revenue Code, then the amount required to be paid is the greater of the cut-back parachute payment or 90% of the full parachute payment after taxes.

●	The agreements do not include an obligation to pay a “gross up” in the event excise taxes are payable.

●	The agreements include restrictive covenants covering non-competition, non-solicitation, non-disparagement and confidentiality.

We Provide a Nonqualified Deferred Compensation Plan

The Committee approved and adopted the Company's Nonqualified Deferred Compensation Plan in 2006 (the “Deferred Compensation Plan”). The NEOs, in addition to other of our highly compensated employees, as defined in IRS regulations, are entitled to participate in the Deferred Compensation Plan. The NEOs are not entitled to participate in the Company's 401(k) plan. The Company's Deferred Compensation Plan allows participants to maintain their balances in the Deferred Compensation Plan upon termination of employment if a participant has attained the age of at least 40 years, achieved five years of credited service and has an accumulated balance of at least $5,000. The change is intended to make the plan more attractive to participants as a possible retirement planning vehicle.

Under the Deferred Compensation Plan, eligible employees may defer up to 75% of base salary and up to 100% of amounts received under the short-term incentive plan. The Deferred Compensation Plan also includes in-service accounts that allow distribution of contributions during employment and installment payments for distributions (up to 10 years) for additional flexibility for tax purposes and retirement planning. Under the Deferred Compensation Plan, the Company can match employee contributions at double the rate matched under the Company's 401(k) plan and such matching funds will be immediately vested. In 2014, the match was 50% of contributions to the plan up to $17,500. Details of amounts actually contributed to executives' plans for 2014 deferrals are provided in the Non-qualified. Deferred Compensation Table in the Executive Compensation Tables. Under the Deferred Compensation Plan, the Company can also make additional contributions with different vesting schedules for retention purposes, but no additional contributions were made during 2014.

Although we plan to invest deferred amounts in separate investment funds managed by third parties, we are not required to do so. All deferred amounts are subject to the risk of loss in the event we become insolvent. The Deferred Compensation Plan is administered by a benefits committee consisting of employees, including NEOs, who are eligible to participate on the same basis as other eligible employees.

The Committee believes the Deferred Compensation Plan is necessary as a competitive, meaningful retirement benefit for those employees who are eligible to participate, which includes the NEOs, and does not impose any significant risk to or burden on the Company.

We Do Not Offer Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

We Design Our Plans With Tax and Accounting Implications In Mind

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our ability to deduct certain compensation over $1 million paid to certain of the NEOs unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee uses, where practical, compensation policies and practices intended to preserve tax deductibility of executive compensation. However, notwithstanding this general practice, the Committee also believes there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible that some compensation paid to certain NEOs may not be deductible, such as the restricted stock portion of the long-term executive equity incentive plan and short-term incentive bonuses to the extent the aggregate of non-exempt compensation exceeds the $1 million level.

Accounting for Stock-Based Compensation

We account for stock-based compensation, including our restricted stock and performance share units, in accordance with the requirements of FASB ASC Topic 718.

Page 29 ● TrueBlue, Inc. ● 2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows all compensation paid by the Company in fiscal 2012, 2013, and 2014 to our Chief Executive Officer, Chief Financial Officer, and the other four most highly paid executive officers. All individuals listed in the following tables are referred to in this proxy statement as the “Named Executive Officers” or “NEOs.”

Name/Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards	[1]	Non-Equity Incentive Plan Compensation	[2]	All Other Compensation ($)		Total ($)
Steven C. Cooper	2012	$599,040	—		$1,624,042		$450,000		—		$2,673,082
President and	2013	$600,001	—		$1,189,544		$648,000		—		$2,437,545
Chief Executive Officer	2014	$648,078	—		$1,464,246		$942,500		$1,376	[3]	$3,056,200
A. Patrick Beharelle	2012	—	—		—		—		—		—
Executive Vice President, COO	2013	—	—		—		—		—		—
Outsourcing Services Group	2014	$214,717	$91,400	[4]	$1,055,915		$212,500		$25,636	[5]	$1,600,168
Kimberly A. Cannon	2012	$300,008	—		$386,258		$84,000		$8,500	[6]	$778,766
Executive Vice President,	2013	$294,231	—		$317,205		$129,600		$8,819	[7]	$749,855
Human Resources	2014	$309,616	—		$279,325		$170,500		$8,750	[6]	$768,191
James E. Defebaugh	2012	$309,809	—		$399,144		$93,000		$2,700	[6]	$804,653
Executive Vice President,	2013	$310,001	—		$327,790		$133,920		$1,395	[6]	$773,106
Secretary, and General Counsel	2014	$324,424	—		$292,865		$178,750		—		$796,039
Derrek L. Gafford	2012	$349,041	—		$553,046		$98,000		$8,500	[6]	$1,008,587
Executive Vice President	2013	$350,002	—		$462,607		$148,400		$8,750	[6]	$969,759
and Chief Financial Officer	2014	$398,079	—		$540,640		$275,000		$8,750	[6]	$1,222,469
Wayne W. Larkin	2012	$329,423	—		$521,445		$99,000		$8,500	[6]	$958,368
Executive Vice President,	2013	$330,000	—		$436,169		$153,120		$8,750	[6]	$928,039
COO, Staffing Services Group	2014	$402,116	—		$591,544		$292,188		$8,750	[6]	$1,312,598

[1] The value in this column represents the aggregate amount of both restricted shares and performance share units granted to NEOs calculated according to FASB ASC 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO, or the manner of calculating the restricted share or performance share unit award used by the Compensation Committee. For example, in 2014, Mr. Cooper received a target value of $650,000 in restricted shares with the actual number of shares granted being calculated using the average closing price of our stock during the 60 trading days preceding the grant date, which was $25.23. In 2014, Mr. Cooper also received a target value of $650,000 in performance share units with the actual number of performance shares being calculated using 80% of the average closing price of our stock during the 60 trading days preceding the grant date, which was $20.18. Thus the FASB ASC 718 grant date fair value of Mr. Cooper's restricted shares was $650,773 and the FASB ASC 718 grant date fair target value of Mr. Cooper's performance share units was $813,473, which is included in the table above. Performance shares units will vest three years after the grant date if certain long-term Company performance goals are met, as discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement. Equity awards are described in more detail in the Compensation Discussion and Analysis section of this proxy statement and in the Grants of Plan-Based Awards Table. For additional information, refer to Note 12 to the Consolidated Financial Statements found in Item 8 of Part II of our 2014 Form 10-K (listed under Stock-Based Compensation). The value of the performance share units granted in 2014 is based upon the target outcome of the performance conditions at the grant date. The maximum value of the 2014 performance share units assuming that the highest level of performance conditions will be achieved, based on the grant date share price of $25.26, is approximately $1,220,210 for Mr. Cooper, $450,550 for Mr. Gafford, $232,758 for Ms. Cannon, $244,049 for Mr. Defebaugh, and $351,998 for Mr. Larkin.

[2] The amounts set forth in this column for the respective fiscal year were earned during such fiscal year and paid in the early part of the following fiscal year to each of the NEOs under our Short-Term Incentive Plan. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion above in the Compensation Discussion and Analysis entitled “Short-Term Incentive Plan.”

[3] This amount represents a service award in the amount $1,376 received by Mr. Cooper.
[4] This amount represents $91,400 in a transition bonus paid to Mr. Beharelle for acquisition related performance.
[5] This amount represents the aggregate incremental cost to the Company of personal benefits provided to Mr. Beharelle for certain housing costs and an automobile allowance.
[6] These amounts represent matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan.

[7] This amount represents matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan in the amount of $8,750 and a service award in the amount $69 received by Ms. Cannon.

Page 30 ● TrueBlue, Inc. ● 2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All other stock awards: number of shares of stock or units (#)[4]	Grant Date Fair Value of stock of Equity- Based Awards[5]
Name/Type of Award	Grant Date	Action Date[1]	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
Steven C. Cooper
Cash Incentive	—	12/11/2013	$487,500	$650,000	$975,000	—	—	—	—	—
Restricted Stock	2/7/2014	12/11/2013	—	—	—	—	—	—	25,763	$650,773
Performance Share Units	2/7/2014	12/11/2013	—	—	—	16,102	32,204	48,306	—	$813,473
A. Patrick Beharelle
Cash Incentive	—	—	—	$212,500	—	—	—	—	—	—
Restricted Stock	7/1/2014	—	—	—	—	—	—	—	37,404	$1,055,915
Performance Share Units	—	—	—	—	—	—	—	—	—	—
Kimberly A. Cannon
Cash Incentive	—	12/11/2013	$93,000	$124,000	$186,000	—	—	—	—	—
Restricted Stock	2/7/2014	12/11/2013	—	—	—	—	—	—	4,915	$124,153
Performance Share Units	2/7/2014	12/11/2013	—	—	—	3,072	6,143	9,215	—	$155,172
James E. Defebaugh
Cash Incentive	—	12/11/2013	$97,500	$130,000	$195,000	—	—	—	—	—
Restricted Stock	2/7/2014	12/11/2013	—	—	—	—	—	—	5,153	$130,165
Performance Share Units	2/7/2014	12/11/2013	—	—	—	3,221	6,441	9,662	—	$162,700
Derrek L. Gafford
Cash Incentive	—	12/11/2013	$140,000	$200,000	$300,000	—	—	—	—	—
Restricted Stock	2/7/2014	12/11/2013	—	—	—	—	—	—	9,512	$240,273
Performance Share Units	2/7/2014	12/11/2013	—	—	—	5,946	11,891	17,837	—	$300,367
Wayne W. Larkin
Cash Incentive	—	12/11/2013	$148,750	$212,500	$318,750	—	—	—	—	—
Restricted Stock	2/7/2014	12/11/2013	—	—	—	—	—	—	7,432	$187,732
Performance Share Units	2/7/2014	12/11/2013	—	—	—	4,645	9,290	13,935	—	$234,665
Restricted Stock	6/2/2014	—	—	—	—	—	—	—	6,171	$169,147

[1] This column reflects the date that the Compensation Committee approved the Company performance targets and individual performance targets and awards pursuant to the Short-Term Incentive Plan, and also set the Company performance targets for the performance share unit awards under the Long-Term Incentive Plan.

[2] These columns show what the potential payout for each NEO would have been under the Short-Term Incentive Plan in 2014, if the threshold, target, or maximum goals were satisfied for all Company performance measures. The amount also reflects the individual performance goals component of the short-term incentive plan. The potential payouts were performance-driven and therefore completely at risk. For actual payouts under the Short-Term Incentive Plan for 2014, please see the Summary Compensation Table above. The business measurements, performance goals, and salary multipliers for determining the payout are described in the Compensation Discussion and Analysis section above.

[3] These columns show the number of performance share units granted in 2014 to the NEOs under the Long-Term Incentive Plan. The target number of restricted shares and performance share units granted was calculated using the target value for the award which is based on a percentage of the NEO's salary. The 2014 performance share units vest three years after the date of grant, if at all. The amounts shown reflect the potential payout for performance share units for each NEO under the Long-Term Inventive Plan if the threshold, target or maximum Company performance goals are satisfied. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section above. The number of performance share units granted was calculated using the target value for the award (a percentage of the NEO's salary) divided by 80% of the average closing price of Company shares during the 60 trading days preceding the grant date, which was $20.18.

[4] This column shows the number of restricted share awards granted in 2014 to the NEOs under the Long-Term Incentive Plan. The amounts shown for restricted stock awards granted vest in equal installments over three years except the 6/2/2014 award which will vest in over four years. The number of restricted shares granted on February 7, 2014 was calculated using the average closing price of Company shares during the 60 trading days preceding the grant date, which was $25.23.

[5] This column shows the grant date fair value of equity awards in accordance with FASB ASC Topic 718. For restricted stock, grant date fair value was calculated using the closing price of Company stock on the date of grant. The closing price of Company stock on February 7, 2014, was $25.26. The closing price of Company stock for Mr. Larkin's promotional grant on June 2, 2014 was $27.41. The closing price of Company stock for Mr. Beharelle's hiring grant was $28.23. For performance share units, the February 7, 2014 grant date fair value was calculated using the closing price of Company stock on the date of grant and the target number of performance share units. The performance goals and award multipliers for determining the

Page 31 ● TrueBlue, Inc. ● 2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

potential vesting amounts are described in the Compensation Discussion and Analysis section, above. The amounts shown are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For additional information on the calculation and valuation of equity awards, refer to the Compensation Discussion and Analysis section above, and refer to Note 12 to the Consolidated Financial Statements found in Item 8 of Part II of our 2015 Form 10-K (listed under Stock-Based Compensation).

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options, restricted stock awards and performance share units of the NEOs as of December 26, 2014. This table includes unvested shares of restricted stock and performance share units. The market value of the restricted stock awards and performance share units is based on the closing market price on December 26, 2014, which was $22.65. For additional information about restricted stock awards and performance share units, see the description of equity incentive compensation in the Compensation Discussion and Analysis section above. Grants that are not listed in the vesting schedule are 100% vested.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Equity Incentive Plan: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven C. Cooper	2/10/2012	10,395	$235,447	64,969	$1,471,548
	2/8/2013	19,144	$433,612	53,846	$1,219,601
	2/7/2014	25,763	$585,532	48,306	$1,094,131
A. Patrick Beharelle	7/1/2014	37,404	$847,201	—	—
Kimberly A. Cannon	2/10/2012	4,158	$94,179	10,395	$235,447
	2/8/2013	5,105	$115,628	14,358	$325,209
	2/7/2014	4,915	$111,325	9,215	$208,720
James E. Defebaugh	2/10/2012	4,297	$97,327	10,742	$243,306
	2/8/2013	5,275	$119,479	14,838	$336,081
	2/7/2014	5,153	$116,715	9,662	$218,844
Derrek L. Gafford	2/10/2012	4,851	$109,875	18,191	$412,026
	2/8/2013	7,445	$168,629	20,940	$474,291
	2/7/2014	9,512	$215,447	17,837	$404,008
Wayne W. Larkin	2/10/2012	4,574	$103,601	17,152	$388,493
	2/8/2013	7,019	$158,980	19,743	$447,179
	2/7/2014	7,432	$168,335	13,935	$315,628
	6/2/2014	6,171	$139,773	—	—

1 Restricted Stock Awards. 33 1/3% of each award vests every year for 3 years, except the 6/2/2014 award, which vests at the rate of 25% each year for 4 years.

2 Performance Share Unit Awards. The awards vest on the third anniversary of the award, if at all, according to predetermined targets. For additional information on the vesting schedule and Company performance goals for performance share units granted in 2014 please see the Compensation Discussion and Analysis section above. For performance share unit awards granted in 2012 and 2013, additional information on performance goals can be found in our prior proxy statements. The 2/10/2012 performance share unit grant reflected in the table assumes 100% of the award, or the target potential number of shares, will be awarded. The 2/8/2013 and 2/7/2014 grants assume 150% of the award, or the maximum potential number of shares, will be awarded.

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EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested

The following table provides information for the NEOs regarding: (1) stock option exercises during 2014, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon the vesting of restricted stock awards and performance share units and the value realized before payment of applicable withholding tax and broker commissions. The value realized represents long-term gain over several years, which is not part of compensation awarded in 2014 as reported in the Summary Compensation Table above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Steven C. Cooper	—	—	72,018	$1,819,311
A. Patrick Beharelle	—	—	—	—
Kimberly A. Cannon	—	—	24,821	$626,501
James E. Defebaugh	—	—	23,240	$587,104
Derrek L. Gafford	—	—	24,880	$628,525
Wayne W. Larkin	24,820	$326,383	24,391	$616,176

[1] The aggregate dollar amount realized upon exercise of options is determined by calculating the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.

[2] The dollar amount realized upon vesting was calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation

The Company maintains a Nonqualified Deferred Compensation Plan that allows certain highly compensated employees, including the NEOs, to defer portions of their base salary and annual incentive bonus and thereby defer taxes. The following table provides additional information about the amounts deferred by our NEOs:

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings (Loss) in Last FY ($)[3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Steven C. Cooper	—	—	—	—	—
A. Patrick Beharelle	—	—	—	—	—
Kimberly A. Cannon	$63,362	$8,750	$16,814	—	$266,953
James E. Defebaugh	—	—	$3,460	—	$48,470
Derrek L. Gafford	$23,885	$8,750	$3,955	—	$284,834
Wayne W. Larkin	$24,127	$8,750	$12,383	—	$252,175

[1] The amounts contributed to this plan by the Company’s NEOs are set forth in this table and are included in the amounts shown as “Salary” in the Summary Compensation Table, above.

[2] These amounts were earned as a match to contributions made by the NEO to the Company Nonqualified Deferred Compensation Plan in 2014, but paid in early 2015. The Company contribution is included in the column “Aggregate Balance at Last FYE.” These amounts are included in the amounts shown as "All Other Compensation" in the Summary Compensation Table above.

[3] These amounts were earned, or lost, by the NEO according to investment gains and losses based on the performance of certain investment choices selected by the participants in the Nonqualified Deferred Compensation Plan. These investment choices are the same investment choices available under the tax-qualified 401(k) plan offered by the Company to eligible employees, except that Company stock is available as an investment in the tax-qualified 401(k) plan. Participants may change their investment elections at any time under the same rules that apply under the 401(k) plan.

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EXECUTIVE COMPENSATION TABLES

The participants in the Nonqualified Deferred Compensation Plan may annually elect to defer up to 75% of their salary and up to 100% of their annual incentive bonus. Participants are always 100% vested in the elective deferral contributions to the plan. The amounts deferred into this plan and all earnings remain subject to the claims of the Company’s general creditors until distributed to the participant. Participants may receive their funds after the termination of their employment or during employment in the case of an unforeseen emergency, the disability of the participant, or a change-in-control. Beginning in 2011, participants also have the option to receive a distribution of deferred funds during employment if such a distribution was established prior to the deferral. Any Company matching contributions are discretionary. Whether a matching contribution will be made for a plan year and the amount of any such match will be determined each year by the Company. Prior to 2011, any matching contributions a participant received in the plan for the plan year were subject to a vesting schedule over five years. Starting in 2012 and thereafter, matching funds were immediately vested.

The deemed rates of return for the earnings options may be positive or negative and thus may result in gains or losses to a participant’s plan balance. No assets are required to actually be invested in such funds. The deemed investment options may be changed by the participant periodically throughout the year. For certain key employees, the distribution election must be made at least six months before the actual payment of the participant’s account balance.

Potential Payments to Named Executive Officers upon Termination or Change-in-Control

The Company has entered into employment agreements and change-in-control agreements with each of the NEOs pursuant to which each NEO may be entitled to payments upon termination of employment under the circumstances described below. The payments are subject to the fulfillment of certain conditions, including compliance with a non-competition agreement, which are described below. The information below is a summary of certain material provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summary set forth in this proxy statement.

Following the description of the agreements, there is a table showing the potential payments the NEOs could have received under these agreements, assuming their employment with the Company was terminated by the Company without cause or for good reason by the NEO on December 26, 2014.

Employment Agreement for Steven C. Cooper

Mr. Cooper’s employment agreement provides that if the Company terminates his employment without cause or if Mr. Cooper terminates his employment with good reason other than death or disability, then he will be entitled to the following:

●	separation payments at a rate equal to his base salary at the time of termination for a period of 18 months;

●	payment of Mr. Cooper’s then applicable short-term incentive bonus subject to performance conditions set by the Board and prorated for the portion of the bonus period Mr. Cooper is actually employed by the Company; and

●	immediate accelerated vesting in all previously awarded but unvested stock options, restricted stock, performance share units (which vest based on performance after the applicable performance period) and other equity awards, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.

The foregoing separation benefits are conditioned upon the execution by Mr. Cooper of a release of claims against the Company and continued compliance by Mr. Cooper with all covenants with the Company. Pursuant to his employment agreement, Mr. Cooper’s covenants with the Company include, without limitation, covenants requiring a duty of loyalty, non-disclosure of confidential information, assignment of inventions, non-competition, and non-solicitation. Mr. Cooper is also party to a non-competition agreement with the Company in the form described below.

Mr. Cooper’s employment agreement also provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code (the “Code”) by reason of his vesting of the unvested equity awards (taking into account any other compensation paid or deemed paid to him), the amount of such payments or deemed payments shall be reduced or, alternatively, the provisions of the employment agreement shall not act to vest unvested equity incentive awards to Mr. Cooper, so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an

Page 34 ● TrueBlue, Inc. ● 2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

excess parachute payment shall be in the sole discretion of the Board.

Employment Agreements for Ms. Cannon, and
Messrs. Beharelle, Defebaugh, Gafford, and Larkin

Ms. Cannon and Messrs. Beharelle, Defebaugh, Gafford, and Larkin are parties to employment agreements, which provide that if the Company terminates the NEO’s employment without cause, or if the NEO terminates his or her employment with good reason other than death or disability, then the NEO will be entitled to the following:

●	separation payments at a rate equal to the NEO's base salary for a period of 12 months from the termination date;

●	prorated short-term incentive bonus subject to the performance conditions set by the Board;

●	immediate accelerated vesting in any previously awarded stock options, restricted stock, performance share units (which vest based on performance after the applicable performance period, and in an amount pro-rated for the portion of the performance period the NEO is employed plus any accelerated vesting period) and other equity awards as if the NEO had worked for the Company for 12 months after his or her termination date, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.

As a condition precedent to being entitled to receive the benefits set forth above, the NEO must sign and deliver and thereafter not revoke a release of claims against our Company, remain in full compliance with all provisions of the sections of the employment agreement relating to non-disclosure of confidential information and assignment of inventions, and be and remain in full compliance with the non-competition agreement and any other covenants with the Company entered into by the executive. Each NEO is also party to a non-competition agreement with the Company in the form described below.

In addition to the provisions described above, the employment agreement for each NEO also provides that, if at the time of termination of employment the executive is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A of the Code, then any separation payments that would otherwise have been paid within the first six months after termination of employment shall instead be paid in a single lump sum on (or within 15 days after) the six-month anniversary of such termination of employment and any remaining severance payments shall be made monthly after such six-month anniversary.

Change-in-Control Agreements

The Company has entered into change-in-control agreements with various executive officers, including each of the NEOs. Each change-in-control agreement by its terms expires each year on December 31, provided that beginning on January 1 of each subsequent year, the change-in-control agreements will automatically be extended for an additional year, unless either party gives notice of termination not later than September 30 of the immediately preceding year. Because no such notices of termination were provided, the change-in-control agreements were in effect through December 26, 2014. If a change-in-control occurs during the term, the term will expire on the earlier of the third anniversary of the change-in-control or the date of the executive’s death (such period is referred to as the “Severance Period”). If the executive ceases to be employed prior to a change-in-control, the agreement will expire on the date of termination of employment. The change-in-control agreements are effective on the date executed, but do not become operative unless a change-in-control occurs.

Change-in-control means that during the term of the agreements any of the following events occur:

●	any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33 1/3 % of the combined voting power of the then-outstanding voting stock of the Company;

●	a majority of the Board ceases to be comprised of incumbent directors; or

●	the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less than 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.

Page 35 ● TrueBlue, Inc. ● 2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

The Company will be required to pay the amounts described below if following the occurrence of a change-incontrol (or within 90 days prior to the date of a change-in-control if at the request of a third party who has taken steps reasonably calculated to effect a change-in-control): (1) the Company terminates the executive’s employment during the Severance Period other than for cause, or as a result of the executive’s death or permanent disability, or (2) the executive terminates the executive’s employment for good reason during the Severance Period. Each of (1) and (2) is referred to in the change-in-control agreement as a “Triggering Termination.” As a condition precedent to receiving any payments and benefits under the change-in-control agreement, the executive must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the change-in-control agreement. The material covenants of the executive in the change-in-control agreement include a duty of loyalty, non-disclosure, non-use and protection of confidential information, non-disparagement, non-competition, and non-solicitation of employees and clients. The non-competition and non-solicitation provisions apply during the term of the change-in-control agreement and for a period of two years following the termination of employment.

In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the executive an amount equal to two times (except in the case of Mr. Cooper, in which case it shall be three times) the sum of (a) the executive’s annual base salary rate in effect for the year in which the termination date occurs, plus (b) the executive’s incentive or target bonus (in an amount equal to the target bonus immediately prior to the change-in-control or, if such target shall not have been established or shall be reduced after a change-in-control, the highest aggregate incentive pay earned in any of the three fiscal years immediately preceding the year in which the change-in-control occurred). Such amounts shall be payable as follows: 50% shall be payable within five business days after the termination date and 50% shall be payable in equal monthly installments over the 24 months following the termination date, so long as the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code. The Company will also either provide employee benefits to the executive comparable to the benefits that the executive was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the change-in-control agreement.

In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the executive a lump sum amount equal to the sum of (i) any unpaid incentive compensation that has been earned, accrued, allocated, or awarded to the executive for any performance period ending prior to a Triggering Termination, plus (ii) the value of any annual bonus or long-term incentive pay earned, accrued, allocated, or awarded with respect to the executive’s service during the performance period or periods that include the date on which the change-in-control occurred. Furthermore, if there is a Triggering Termination, all stock options, restricted stock, performance share units, and any other equity award shall become fully vested as of the date of termination.

Notwithstanding any provision of the change-in-control agreement or any other agreement between the executive and the Company to the contrary, if any amount or benefit to be paid or provided under the change-in-control agreement or any other agreement would be a payment that creates an obligation for the executive to pay excise taxes under Section 280G of the Code (an “excess parachute payment”), then the payments and benefits to be paid or provided under the change-in-control agreement and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided that the foregoing reduction will not be made if such reduction would result in the executive receiving an after-tax amount less than 90% of the after-tax amount of the severance payments the NEO would have received under the change-in-control agreement or under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this provision, the executive will be entitled to designate the payments and/or benefits to be so reduced.

In addition to the foregoing limitation, the change-in-control agreements provide that to the extent that the executive receives payments by reason of the executive's termination of employment pursuant to any other employment or severance agreement or employee plan (collectively, “Other Employment Agreements”), the amounts otherwise receivable under the change-in-control agreement will be reduced by the amounts actually paid pursuant to the Other Employment Agreements, but not below zero, to avoid duplication of payments so that the total amount payable or value of benefits receivable under the change-in-control agreement, and under the Other Employment Agreements, is not less than the amounts payable or value receivable had such benefits been paid in full under the change-incontrol agreement.

Page 36 ● TrueBlue, Inc. ● 2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Non-Competition Agreements

Each of the NEOs has also entered into a non-competition agreement with the Company. Each non-competition agreement provides, among other things, that during the executive’s employment with the Company and for a period of two years following the termination of such employment for any reason, the executive shall not, directly or indirectly:

●	employ or solicit for employment any Company employee who has been employed by the Company during the six months prior to the termination of the executive’s employment or urge any such person to discontinue employment with the Company;

●	seek to employ any individual who has applied for and/or accepted placement in a job by the Company with a client, and about whom the executive obtained information or with whom the executive interacted on behalf of the Company;

●	solicit any client of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;

●	engage in any conduct intended to induce or urge any client to discontinue its business relationship with the Company; or

●	do any business with any Company client in connection with the provision of temporary and/or permanent staffing services.

The non-competition agreement also provides that during the executive’s employment with the Company and for a period of 12 months for Messrs. Defebaugh, Gafford, and Larkin,18 months for Mr. Cooper, and 24 months for Ms. Cannon and Mr. Beharelle, following the termination of such employment, the executive shall not, directly or indirectly, in any location in which the Company conducts or plans to conduct business, work for or participate in a business similar to or that competes with the business of the Company. Within 15 days after the termination of the executive’s employment, the Company, in its sole discretion, may elect to extend the non-competition period from 12 months for Messrs. Defebaugh, Gafford, and Larkin, and 18 months in the case of Mr. Cooper, to 24 months, provided that if the Company makes such election and either the Company terminated the executive’s employment without cause or the executive terminated employment with good reason, then, if the executive has complied with certain conditions precedent, the period during which the executive is entitled to receive separation payments pursuant to the executive’s employment agreement will automatically and without further action be extended from 12 months for Messrs. Defebaugh, Gafford, and Larkin, (18 months in the case of Mr. Cooper) to 24 months. The non-competition agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use and other protection of confidential information.

Restricted Stock and Performance Share Unit Agreements

The award agreements that govern the stock option, restricted stock and performance share unit grants to the NEOs also provide that the restricted stock and performance share units, as applicable, will become fully vested if after a change of control, the NEO is terminated without cause or terminates employment for good reason. Performance share units vest in such an event at the target level, provided that the Compensation Committee shall have the discretion to determine that the performance goals shall be deemed to have been performed at the maximum level. For purposes of the restricted stock and performance share unit agreements, change of control means the first day that any one or more of the following conditions shall have been satisfied:

●	the sale, liquidation, or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

●	an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person has beneficial ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

●	during any consecutive 24-month period, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a majority of the members of the Board, subject to certain exceptions; or

●	a merger, consolidation, or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

Page 37 ● TrueBlue, Inc. ● 2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Potential Payout Upon an Involuntary Termination Without Cause or for Good Reason

The table below quantifies the potential payouts to each of the NEOs. The table shows two alternative scenarios: termination without a change-in-control and termination with a change-in-control.

	Potential Payouts upon Involuntary Termination by Company without Cause or by Executive for Good Reason with a Change-in-Control[1,2]			Potential Payouts upon Involuntary Termination by Company without Cause or by Executive for Good Reason without a Change-in-Control[3]
Name	Cash Payment	Restricted Stock & Performance Share Vesting[4]	Continuation of Health & Welfare	Cash Payment[5]	Restricted Stock & Performance Share Vesting[4,6,7]
Steven C. Cooper[8]	$3,900,000	$5,037,949	$67,902	$1,917,500	$5,037,949
A. Patrick Beharelle[8]	$1,275,000	$847,201	$37,616	$672,350	$282,400
Kimberly A. Cannon[8]	$868,000	$1,090,507	$45,268	$480,500	$888,899
James E. Defebaugh[8]	$910,000	$1,131,730	$45,268	$503,750	$921,232
Derrek L. Gafford[8]	$1,200,000	$1,784,276	$45,268	$675,000	$1,421,673
Wayne W. Larkin[8]	$1,275,000	$1,721,989	$45,268	$717,190	$1,320,246

[1]	Assumes that (a) the change-in-control agreement was effective as of December 26, 2014, (b) a change-in-control is deemed to have occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO's employment for good reason on such date.
[2]	As explained above, the definition of a change of control for purposes of the stock option and restricted stock agreements differs slightly from the definition of change-in-control in the change-in-control and performance share agreements. In the event an NEO was terminated on December 26, 2014, by the Company without cause, or the NEO terminated NEO's employment for good reason on such date following a change of control under the stock option and restricted stock agreements that did not constitute a change-in-control for purposes of the change-in-control agreement, the NEO would have been entitled to the restricted stock vesting and stock option vesting but not the cash payment, performance share vesting or continuation of health and welfare benefits shown in the table.
[3]	Assumes that (a) the employment agreement was effective as of December 26, 2014, (b) no change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO's employment for good reason on such date.
[4]	The amounts shown for each NEO are calculated by multiplying the number of unvested restricted stock awards and unvested performance share awards (which are at 100% for the 2012 award and are at 150% for the 2013 and 2014 award) for such NEO with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the closing price of a share of common stock on December 26, 2014, which was $22.65. Unvested restricted stock and performance share units are set forth in the Outstanding Equity Awards at Fiscal Year-End table.
[5]	These amounts include the amount earned under the 2014 short-term incentive plan, which according to the terms of the short-term incentive plan was payable upon the NEO's termination of employment under the conditions noted in footnote (3) above.
[6]	Mr. Cooper's employment agreement provides for the accelerated vesting of all equity awards upon termination of employment under the conditions noted in footnote (3) above. Under the employment agreements for the NEOs (other than Mr. Cooper), however, vesting is only accelerated for those equity awards which would have vested in the 12 month period following a termination of employment under the conditions noted in footnote (3) above.
[7]	The performance share unit grant agreements provide that, upon termination of employment under the conditions noted in footnote (3) above, a pro-rata portion of the performance shares vest and are paid out at the end of the performance period based on actual performance. The NEOs also receive the additional vesting noted in footnote (6) above in addition to the pro-rata vesting. For the amounts shown, we have assumed target vesting over the performance period for the 2012 award and 150% vesting over the performance period for the 2013 and 2014 award.
[8]	As discussed above, the amounts actually payable to the NEOs pursuant to the change-in-control agreement (and the amounts actually payable to Mr. Cooper pursuant to his employment agreement) are subject to reduction if any amount or benefit to be paid under such agreement or any other agreement would be a payment that creates an obligation for the NEO to pay excise taxes under Section 280G of the Code. For purposes of Section 280G, the value of the acceleration of stock options, performance shares, and restricted stock is based on a time-based formula and is different than the method described in footnote (4) above.

Page 38 ● TrueBlue, Inc. ● 2015 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

(as of December 26, 2014)

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans
approved by security holders[1]	29,635	$16.58	2,347,064

Employee stock purchase plans
approved by security holders[2]	—	—	653,886

[1]	Equity compensation plans approved by security holders include the following:
1996 TrueBlue, Inc. Employee Stock Option and Incentive Plan. This plan applies to directors, officers, and employees of the Company and permits the granting of non-qualified and incentive stock options, restricted shares, stock appreciation rights and other stock-based awards. Outstanding stock options as of the fiscal year end are listed in the table above. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.
TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan. This plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units and stock appreciation rights. The total number of shares authorized under this plan is 7,950,000. As of December 26, 2014 there were 2,347,064 shares available for future issuance under this plan. There were 1,298,097 restricted shares and performance share units outstanding as of December 26, 2014. Outstanding stock options as of the fiscal year end are listed in the table above. All future stock compensation awards will be awarded from this plan.
[2]	Employee stock purchase plans approved by security holders include the following:
2010 TrueBlue Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of December 26, 2014, there were 653,886 shares available for future issuance under this plan. On May 12, 2010, shareholders approved the Company’s 2010 Employee Stock Purchase Plan. No further awards were made pursuant to the 1996 Employee Stock Purchase Plan after the shareholder approval of the 2010 Employee Stock Purchase Plan.

Page 39 ● TrueBlue, Inc. ● 2015 Proxy Statement

AUDIT COMMITTEE REPORT

In 2014, the Audit Committee was composed of Mr. Tall, who currently chairs the committee, Ms. McKibbin, and Mr. McChesney. Mr. Steele joined the Audit Committee in September 2014. The Audit Committee is composed solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Board of Directors has affirmatively determined that each member of the Audit Committee is “financially literate” under the listing standards of the NYSE, and that Messrs. Tall, McChesney, and Steele are "audit committee financial experts," as such term is defined in Item 407 of Regulation S-K. The Audit Committee met seven times in fiscal 2014. The Board has adopted a charter for the Audit Committee, which is available at www.TrueBlue.com by selecting “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

During its 2014 meetings, the Audit Committee met with the Company's Chief Financial Officer, General Counsel, Chief Accounting Officer, Chief Compliance Officer, other senior members of the finance department, the director of internal audit, and our independent auditors, Deloitte & Touche LLP (“Deloitte”). These meetings included private, executive sessions between the Audit Committee and Deloitte, Chief Financial Officer, and/or director of internal audit. During its meetings, the Audit Committee reviewed and discussed, among other things:

●	the status of any significant issues in connection with the quarterly reviews and annual audit of the Company's financial statements;

●	the Audit Committee's charter and any modifications thereto;

●	Company's annual external audit plans and the staffing resources available to carry out those audit plans;

●	Company's annual internal audit plans and the staffing resources available to carry out those audit plans;

●	Company's significant accounting policies and estimates;

●	Company's progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and COSO 2013;
●	the impact of new accounting pronouncements;

●	the impact of recent developments in corporate governance;

●	current tax matters affecting the Company;

●	Company's investment guidelines;

●	Company's compliance initiatives;

●	Company's processes for responding to, and investigation of, employee complaints regarding internal controls, auditing issues, or questionable accounting matters; and

●	Company's enterprise risk management efforts.

In addition to the meetings discussed above, the Audit Committee, or its Chair, reviewed with management and Deloitte the Company's interim financial statements for each quarter of 2014 prior to the quarterly release of earnings.

The Audit Committee also reviewed and discussed with management and Deloitte the Company's audited financial statements as of and for the year ended December 26, 2014, prior to the release of earnings on Form 10-K. This discussion included, among other things:

●	critical accounting policies and practices used in the preparation of the Company's financial statements;

●	significant items involving management's estimates and judgments, including workers' compensation reserves, tax matters, allowance for doubtful accounts, goodwill and intangible assets, business acquisition accounting, and legal and regulatory contingencies;

●	alternative treatments within GAAP of the Company's annual financial information;

●	the effect of regulatory and accounting initiatives on the Company's financial statements, including the adoption of significant accounting pronouncements;

●	any significant audit adjustments proposed by Deloitte and management's response; and

●	confirmation that there were no matters of significant disagreement between management and Deloitte arising during the audit.

Page 40 ● TrueBlue, Inc. ● 2015 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee has discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte prior to any engagement with respect to such services. Deloitte may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and that Deloitte’s independence will not be materially impaired as a result of having provided such services. Based on the reviews and discussions referred to above, the Audit Committee believes that Deloitte has been independent, objective, and impartial in conducting the 2014 audit.

In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States of America.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board agreed, that the audited financial statements as of and for the year ended December 26, 2014 be included in the Company's Annual Report on Form 10-K for the year ended December 26, 2014, for filing with the SEC.

Members of the Audit Committee
Craig E. Tall, Chair
Thomas E. McChesney
Gates McKibbin
William W. Steele

Page 41 ● TrueBlue, Inc. ● 2015 Proxy Statement

PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a matter of good corporate governance, the Audit Committee requests that shareholders ratify its selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2015. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 25, 2015. Representatives of Deloitte & Touche LLP will be present at the annual meeting to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2015, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification.

Proxies will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015 unless other instructions are indicated on your proxy. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interest of the Company.

Fees Paid to Independent Registered Public Accountant for Fiscal Years 2013 and 2014

Deloitte & Touche LLP was the independent registered public accounting firm that audited the Company’s consolidated financial statements for the fiscal years ending December 27, 2013, and December 26, 2014. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in fiscal 2013 and 2014, are described in the following table:

	2013	2014
Audit fees[1]	$1,377,152	$2,041,805
Audit-related fees[2]	$7,795	$0
Tax fees[3]	$0	$0
All other fees[4]	$2,409	$2,847

[1]	Audit fees for the 2013 and 2014 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, and other assistance required to complete the year-end audit of the consolidated financial statements.
[2]	Audit-related fees are for other SEC filings including consents, comfort letters, or shelf-registrations.
[3]	Tax fees could include consultation on tax compliance, tax advice, and tax planning. The Company paid no such fees to Deloitte & Touche LLP in 2013 or 2014.
[4]	All other fees for the 2013 and 2014 fiscal year includes subscriptions to accounting research services.

The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Page 42 ● TrueBlue, Inc. ● 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 13, 2015, for (i) each person known to the Company to own beneficially 5% or more of our common stock; (ii) each director of the Company; (iii) each individual identified as an NEO of the Company pursuant to Item 402 of Regulation S-K; and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 13, 2015, the Company had no other classes of outstanding equity securities.

Name & Address of Beneficial Owner**	Title of Class	Amount and Nature of Beneficial Ownership (Number of Shares)[1]	Percent of Class
Steven C. Cooper[2]	Common Stock	214,326	*
William W. Steele	Common Stock	136,640	*
Joseph P. Sambataro[3]	Common Stock	92,201	*
Wayne W. Larkin[4]	Common Stock	81,897	*
Derrek L. Gafford[5]	Common Stock	76,855	*
James E. Defebaugh	Common Stock	49,449	*
A. Patrick Beharelle	Common Stock	37,404	*
Jeffrey B. Sakaguchi	Common Stock	34,398	*
Kimberly A. Cannon	Common Stock	33,519	*
Craig Tall[6]	Common Stock	31,602	*
Gates McKibbin[7]	Common Stock	25,549	*
Thomas E. McChesney[8]	Common Stock	22,000	*
Bonnie W. Soodik	Common Stock	12,931	*
Colleen B. Brown	Common Stock	6,374	*
All named executive officers and directors as a group (14 individuals)	Common Stock	855,145	2%
BlackRock, Inc.[9]	Common Stock	3,632,424	9%
Bank of New York Mellon Corporation[10]	Common Stock	3,184,371	8%
The Vanguard Group[11]	Common Stock	2,738,988	7%
AllianceBernstein LP12	Common Stock	2,255,882	5%
Wellington Management Group LLP[13]	Common Stock	2,146,756	5%

*	Less than 1%. ** The address of the NEOs and directors is c/o TrueBlue, Inc., 1015 A Street, Tacoma, Washington.
[1]	Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act, and includes: (i) shares held outright, shares held under the Company's employee stock purchase plan, and restricted shares; (ii) share units held under the Company's 401(k) plan; and, (iii) shares issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after March 13, 2015.
[2]	Includes 208,224 shares held outright and 6,102 shares held under the 401(k) plan.
[3]	Includes 80,342 shares held outright and options for 11,859 shares.
[4]	Includes 81,480 shares held outright and 417 shares held under the 401(k) plan.
[5]	Includes 71,833 shares held outright and 5,022 shares held under the 401(k) plan.
[6]	Includes 19,731 shares held outright and 11,871 shares held indirectly in Two Daughters, LLC.
[7]	Includes 16,089 shares held outright, options for 8,013 shares, and 1,447 shares held indirectly in a retirement account.
[8]	Includes 13,000 shares held outright and 9,000 shares held indirectly in IRAs.

Page 43 ● TrueBlue, Inc. ● 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

[9]	Information provided is based solely on a Schedule 13G dated January 22, 2015, filed on behalf of BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 3,532,075 and sole dispositive power with respect to 3,632,424 shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.
[10]	Information provided is based solely on a Schedule 13G dated February 10, 2015, filed on behalf of The Bank of New York Mellon Corporation. The Bank of New York Mellon Corporation has sole voting power with respect to 3,035,561 shares, sole dispositive power with respect to 3,160,496 shares, and shared dispositive power with respect to 7,745 shares. The business address of The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286.
[11]	Information provided is based solely on a Schedule 13G dated February 10, 2015, filed on behalf of The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting power with respect to 58,480 shares, sole dispositive power with respect to 2,684,508, and shared dispositive power with respect to 54,480 shares. The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
[12]	Information provided is based solely on a Schedule 13G dated February 10, 2015, filed on behalf of AllianceBernstein L.P. AllianceBernstein L.P. has sole voting power with respect to 1,907,813 shares, sole dispositive power with respect to 2,162,037 shares, and shared dispositive power with respect to 93,845 shares. The business address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.
[13]	Information provided is based solely on a Schedule 13G dated February 12, 2015, filed on behalf of Wellington Management Group LLP. Wellington Management Group LLP has shared voting power with respect to 2,044,818 shares and shared dispositive power with respect to 2,146,756 shares. The business address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.

Other Business

We do not intend to bring any other business before the Meeting, and, so far as we know, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the discretion of the proxies.

Form 10-K Report Available

A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC, will be furnished without charge to shareholders upon request to the Chief Financial Officer, TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402; telephone: (253) 383-9101.

TrueBlue, Inc.
By Order of the Board of Directors,

/s/ James E. Defebaugh

James E. Defebaugh
Secretary

Tacoma, Washington
April 1, 2015

Page 44 ● TrueBlue, Inc. ● 2015 Proxy Statement

NYSE Symbol: TBI      www.TrueBlue.com

TRUEBLUE, INC.
C/O COMPUTERSHARE
350 INDIANA STREET
SUITE 750
GOLDEN, CO 80401

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR code above
Transmit your voting instructions online until 11:59 P.M. Eastern Time Tuesday, May 12, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Call to transmit your voting instructions until 11:59 P.M. Eastern Time Tuesday, May 12, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89180-P59661 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUEBLUE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Colleen B. Brown	☐	☐	☐
1b. Steven C. Cooper	☐	☐	☐
1c. Thomas E. McChesney	☐	☐	☐
1d. Gates McKibbin	☐	☐	☐
1e. Jeffrey B. Sakaguchi	☐	☐	☐
1f. Joseph P. Sambataro, Jr.	☐	☐	☐
1g. Bonnie W. Soodik	☐	☐	☐
1h. William W. Steele	☐	☐	☐
1i. Craig E. Tall	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of Named Executive Officers.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2015.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M89181-P59661

TRUEBLUE, INC.
For Annual Meeting of the Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph P. Sambataro, Jr. and James E. Defebaugh (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 13, 2015, at 1015 A Street, Tacoma, Washington, and at any adjournment thereof.

This proxy, when properly signed will be voted in the manner directed herein by the undersigned shareholder and with respect to any other business that may properly become before the meeting, in accordance with the discretion of the proxies. **Unless otherwise specified herein, the Proxies, in their discretion, are further authorized to vote:**

FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors);
FOR PROPOSAL 2 (advisory vote approving executive compensation); and
FOR PROPOSAL 3 (ratification of selection of independent registered public accounting firm).

Continued and to be signed on reverse side